EXECUTION VERSION
2065/33858-001 CURRENT/117828716v17
LOAN AGREEMENT
Dated as of July 17, 2020
between
AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD,

(as Borrower),
AMICUS THERAPEUTICS, INC.,

(as Parent),
Certain Subsidiaries of Parent from time to time party hereto,

(as other Credit Parties),
HAYFIN SERVICES LLP,
(as Agent)

and

the Lenders from time to time party hereto

TABLE OF CONTENTS

LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), dated as of July 17, 2020 (the “Effective Date”), is by and among AMICUS THERAPEUTICS, INC., a Delaware corporation (as “Parent”), AMICUS THERAPEUTICS INTERNATIONAL HOLDING LTD, a private limited company incorporated under the laws of England and Wales with company number 10147996 (as “Borrower”), each other Person from time to time party hereto that is designated as a “Credit Party” (as defined below), Hayfin Services LLP, a limited liability partnership organized under the laws of England and Wales (as “Agent”), and each lender from time to time party hereto (each individually a “Lender” and collectively, the “Lenders”).

W I T N E S S E T H:
WHEREAS, the Lenders have agreed to extend a Term Loan to the Borrower in an aggregate principal amount equal to $400,000,000, the proceeds of which shall be used (a) to refinance the Existing Indebtedness on the Closing Date, (ii) to pay fees, costs, and expenses in connection with the funding of the Term Loan, and (iii) for general corporate purposes of Parent and its Subsidiaries;
WHEREAS, the Borrower desires to secure the Obligations by granting to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral granted by it pursuant to the Collateral Documents; and
WHEREAS, subject to the terms hereof, Parent and each other Guarantor is willing to guarantee all of the Obligations and to grant to Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral granted by it pursuant to the Collateral Documents.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.ACCOUNTING AND OTHER TERMS
Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with Applicable Accounting Standards. Calculations and determinations must be made following Applicable Accounting Standards. If at any time any change in Applicable Accounting Standards would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Agent shall so request, the Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in Applicable Accounting Standards; provided, that, until so amended, such requirement shall continue to be computed in accordance with Applicable Accounting Standards prior to such change therein. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted, and all payments made by the Credit Parties to the Agent and/or the Lenders with respect to the Obligations shall be in Dollars.
For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness is incurred, made or acquired (so long as such Indebtedness, at the time incurred, made or acquired, was permitted hereunder).

2.LOANS AND TERMS OF PAYMENT
a..Promise to Pay
.
Borrower hereby unconditionally promises to pay to the Lenders the outstanding principal amount of the Term Loans advanced to Borrower by the Lenders and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

b..Term Loan
.
(i)Availability; Borrowing.
(1)Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.2 and 3.4), each Lender with a Term Loan Commitment severally agrees to make to the Borrower on the Closing Date a term loan denominated in Dollars equal to such Lender’s Term Loan Commitment (collectively, the “Term Loan”). After repayment or prepayment, the Term Loan may not be re-borrowed. The Term Loan made on the Closing Date shall be a LIBOR Rate Loan and in no event shall convert to a Base Rate Loan other than as contemplated in the penultimate sentence of Section 2.3(e).
(2)The Borrower shall give the Agent irrevocable written notice in the form of the Borrowing Notice attached hereto as Exhibit C (the “Borrowing Notice”) (which notice must be received by the Agent prior to 1:00 p.m. Eastern Standard Time, twelve (12) Business Days prior to the anticipated Closing Date (or such later time as may be agreed by the Agent)) requesting that the Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Agent shall promptly notify each Lender thereof. On the Closing Date, each Lender shall make available to the Agent an amount in immediately available funds equal to the Term Loan to be made by such Lender. Upon receipt of all requested Term Loan funds, the Agent shall disburse such funds in accordance with the written instructions of the Borrower provided to the Agent in accordance with the terms hereof.
(3)The Term Loan Commitment of each Lender shall be automatically and permanently reduced to zero upon the earlier to occur of (A) the date on which the Term Loan is funded and (B) 10:30 a.m. Eastern Standard Time on August 5, 2020 (or such later date as the Lenders may provide).
(ii)Repayment.
(1)Borrower shall make scheduled repayments of the outstanding principal balance of the Term Loan to the Agent, for the ratable account of the Lenders, in the amounts and on the dates set forth in the table below:

Payment Date	Amortization Payment Amount
The 48th month anniversary of the Closing Date	$44,444,444.44
The 51st month anniversary of the Closing Date	$44,444,444.44
The 54th month anniversary of the Closing Date	$44,444,444.44
The 57th month anniversary of the Closing Date	$44,444,444.44
The 60th month anniversary of the Closing Date	$44,444,444.44
The 63rd month anniversary of the Closing Date	$44,444,444.44
The 66th month anniversary of the Closing Date	$44,444,444.44
The 69th month anniversary of the Closing Date	$44,444,444.44
(2)Borrower shall, on the Term Loan Maturity Date, repay the outstanding principal amount of the Term Loan to the Agent, for the ratable account of the Lenders, together with all accrued and unpaid interest, and other amounts owing with respect to the Term Loan.
(iii)Prepayment of Term Loan.
(1)Borrower shall have the option, at any time after the Closing Date, to (x) prepay, in whole or in part, the Term Loan advanced by the Lenders under this Agreement or, (y) (subject to Section 2.6(h) and not if the Borrower has failed to comply with its obligations under Section 2.6(e)(iii)) if any sum payable to any Lender by the Borrower will on the date of payment required to be increased under Section 2.6(b)(iv) (as a result of a change in U.K. law or HMRC published practice after the date of this Agreement) or any Lender claims indemnification from the Borrower under Section 2.5 and/or Section 2.6(c) (other than the penultimate sentence of Section 2.6(c)), the Borrower shall have the right to elect to cancel the Term Loan Commitment of that relevant Lender or Lenders only and shall have the right to elect to prepay such Lender's or Lenders’ portion of the Term Loan (a “Tax-Related Cancellation and Prepayment”); provided that (A) Borrower provide written notice to the Agent of its election under this Section 2.2(c)(i) (which shall be irrevocable unless (i) the Agent otherwise consents in writing, and upon receipt of any such written notice, the Agent shall promptly notify each or, as the case may be, any relevant Lender thereof or (ii) in relation to a Tax-Related Cancellation and Prepayment if by or on the date of payment the circumstances which permitted notice to be made under paragraph (y) above no longer apply in which case the Borrower’s written notice shall be deemed to have been revoked) to prepay all or part only of the Term Loan or, in the case of a Tax-Related Cancellation and Prepayment, the Term Loan Commitment of the relevant Lender or Lenders only, at least five (5) Business Days prior to such prepayment (or such later date as agreed by the Agent), and (B) such prepayment shall be accompanied by any and all accrued and unpaid interest on the principal amount to be prepaid to the date of prepayment, the Prepayment Premium (if applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents. No Prepayment Premium shall be payable in respect of or in relation to any Tax-Related Cancellation and Prepayment. Partial prepayments of the Term Loan shall be in an aggregate principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire amount thereof.
(2)Upon the occurrence of a Change in Control, Borrower shall immediately prepay all of the Term Loan in full in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loan, and (B) the Prepayment Premium (if applicable), and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents.

(3)If at any time any Credit Party or any Subsidiary of a Credit Party shall incur Indebtedness not constituting Permitted Indebtedness, then (A) Borrower shall promptly notify the Agent in writing of such incurrence of Indebtedness (including the amount of the Net Issuance Proceeds received by a Credit Party and/or such Subsidiary in respect thereof) (and upon receipt of any such written notice the Agent shall promptly notify each relevant Lender thereof) and (B) promptly (and in any event, within five (5) Business Days (or such later date as agreed by the Agent)) upon receipt by a Credit Party and/or such Subsidiary of the Net Issuance Proceeds of incurrence of Indebtedness, the Borrower shall deliver, or cause to be delivered, one hundred percent (100%) of such Net Issuance Proceeds to the Agent for distribution to the Lenders as a prepayment of the Term Loans, together with any and all accrued and unpaid interest with respect to the Term Loans so prepaid, and the Prepayment Premium (if applicable).
(4)If at any time any Credit Party or any Subsidiary of a Credit Party shall:
(a)make an Asset Sale or suffer an Event of Loss, and the aggregate amount of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Asset Sale or Event of Loss and all other Asset Sales and Events of Loss occurring during the same fiscal year exceeds $50,000,000; or
(b)make a Gene Therapy Portfolio Asset Sale (I) prior to first regulatory approval in the United States or Europe of any treatments of Pompe disease provided to Parent or any Subsidiary thereof which, as of the Effective Date, are undergoing clinical trials, and the aggregate amount of Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Gene Therapy Portfolio Asset Sale and all other Gene Therapy Portfolio Asset Sales which occur prior to such first regulatory approval exceeds $50,000,000 or (II) following the receipt of regulatory approval in the United States or Europe of any treatments of Pompe disease provided to Parent or any Subsidiary thereof which, as of the Effective Date, are undergoing clinical trials, and the aggregate amount of Net Proceeds received by the Credit Parties and their Subsidiaries in connection with such Gene Therapy Portfolio Asset Sale and all other Gene Therapy Portfolio Asset Sales exceeds $150,000,000;
then (A) Borrower shall promptly notify the Agent in writing of such Asset Sale, Gene Therapy Portfolio Asset Sale or Event of Loss (including the amount of the Net Proceeds received by a Credit Party and/or such Subsidiary in respect thereof) (and upon receipt of any such written notice the Agent shall promptly notify each relevant Lender thereof) and (B) promptly (and in any event, within five (5) Business Days (or such later date as agreed by the Agent)) upon receipt by a Credit Party and/or such Subsidiary of the Net Proceeds of such Asset Sale, Gene Therapy Portfolio Asset Sale or Event of Loss, the Borrower shall deliver, or cause to be delivered, one hundred percent (100%) of such Net Proceeds in excess of the thresholds set forth in subclauses (1) and (2) above to the Agent for distribution to the Lenders as a prepayment of the Term Loans, together with any and all accrued and unpaid interest with respect to the Term Loans so prepaid, and the Prepayment Premium (if applicable). Notwithstanding the foregoing, and provided that no Default or Event of Default has occurred and is continuing, no prepayment of all (or a portion) of such Net Proceeds shall be required to the extent (i) a Credit Party or such Subsidiary reinvests the Net Proceeds (or applicable portion thereof) of any such Asset Sale or Event of Loss with respect to Collateral in assets or property of any Credit Party constituting Collateral of a kind then used or usable in the business of such Credit Party or (ii) a Credit Party or such Subsidiary reinvests the Net Proceeds (or applicable portion thereof) of any such Asset Sale or Event of Loss with respect to assets that are not Collateral or any such Gene Therapy Portfolio Asset Sale in assets or property of any Credit Party or Subsidiary of a kind then used or usable in the business of such Credit Party or Subsidiary, in each case within three hundred sixty-five (365) days after the date of receipt of such Net Proceeds or enters into a binding commitment thereof within said three hundred sixty-five (365) day period and subsequently makes such reinvestment within one hundred eighty (180) days after the final day of such three hundred sixty-five (365) day period. Pending such reinvestment, the Net Proceeds shall be deposited, and shall remain on deposit, in a deposit account subject to a Control Agreement.
(iv)Allocation of Prepayments.
(1)Subject to Section 8.3, each partial voluntary prepayment of the Term Loan shall be applied to reduce the then remaining installments of the Term Loan as directed by the Borrower (and absent such direction, in direct order of maturity (including with the payment due on the Term Loan Maturity Date)). In the case of a Tax-Related Cancellation and Prepayment the amount or amounts prepaid shall be applied in prepaying the outstanding principal balance of the Term Loan of the relevant Lender or Lenders as specified by the Borrower to the Agent in writing.
(2)Subject to Section 8.3, each mandatory prepayment of the Term Loan made pursuant to Sections 2.2(c)(iii) and (iv) shall be applied ratably to reduce the outstanding principal balance of the Term Loan to the installments thereof (including the payment due on the Term Loan Maturity Date) pro rata.
(3)Each prepayment or repayment by the Borrower on account of principal of and interest on the Term Loan shall be applied by the Agent on a pro rata basis according to the respective outstanding principal amounts of the Term Loan then held by the Lenders, except, for the avoidance of doubt, in the event of a Tax-Related Cancelation and Prepayment in which case the outstanding principal balance of the Term Loan of the relevant Lender or Lenders shall be prepaid in full.
(v)Declined Amounts. In the event of any mandatory prepayment of the Term Loan pursuant to Sections 2.3(c)(ii), (iii), or (iv) (an “Applicable Mandatory Prepayment”), each Lender may reject all or a portion of its share of such Applicable Mandatory Prepayment by written notice (each, a “Rejection Notice”) (each such Lender, a “Rejecting Lender”) to the Agent no later than 2:00 p.m. Eastern Standard Time, two (2) Business Days after the date of such Lender’s receipt of notice of such Applicable Mandatory Prepayment as otherwise provided herein (the “Rejection Deadline”). If a Lender fails to deliver a Rejection Notice to the Agent at or prior to the Rejection Deadline, such Lender will be deemed to have accepted its ratable share of the Applicable Mandatory Prepayment. The aggregate portion of such Applicable Mandatory Prepayment that is rejected by Lenders pursuant to Rejection Notices shall be referred to as the “Rejected Amount”. Such Rejected Amount shall be offered to each Lender that is not a Rejecting Lender pro rata and such Lender may reject all or a portion of its share of the Rejected Amount pursuant to the procedures set forth in the immediately preceding sentence and the aggregate portion of such Rejected Amount that is rejected by the Lenders shall be returned by the Agent to the Borrower and may be used by the Borrower in any manner not prohibited by the Loan Documents.
(vi)Prepayment Premium. Upon the occurrence of a Prepayment Premium Trigger Event, the Borrower shall pay to the Agent, for the account of the Lenders, the Prepayment Premium, plus any and all accrued but unpaid interest on the amount of principal being so prepaid through and including the date of prepayment. Any such Prepayment Premium shall be fully earned on the date paid and shall not be refundable or subject to proration for any reason; provided that a Tax-Related Cancellation and Prepayment shall in no circumstances constitute a Prepayment Premium Trigger Event notwithstanding anything to the contrary in this Agreement or any Loan Document. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if a Prepayment Premium Trigger Event occurs under clauses (a)(ii), (b), (c) or (d) of the definition thereof, the Prepayment Premium, determined as of the date of such acceleration or event, will also be due and payable and will be treated and deemed as though the entire principal amount of the Term Loan was prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Premium payable in accordance with this Section 2.2(f) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Prepayment Premium Trigger Event, and the Borrower and Guarantors agree that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT, INCLUDING ANY VOLUNTARY OR INVOLUNTARY ACCELERATION OF THE OBLIGATIONS PURSUANT TO AN INSOLVENCY PROCEEDING OR OTHER PROCEEDING PURSUANT TO ANY INSOLVENCY LAWS OR PURSUANT TO A PLAN OF REORGANIZATION. The Borrower and Guarantors expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(f), (v) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to provide the Term Loan Commitments and make the Term Loan, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Prepayment Premium Trigger Event.
c..Payment of Interest on the Credit Extensions
.
(i)Interest Rate.
(1)Subject to Section 2.3(b) and Section 2.3(e), the principal amount outstanding under the Term Loan shall accrue interest at a per annum rate equal to the LIBOR Rate or the Base Rate, as the case may be, plus the Applicable Margin, which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
(2)Interest shall accrue on the Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue on the Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.
(ii)Default Rate. Following the occurrence and during the continuance of an Event of Default, all Obligations shall bear interest, after as well as before judgment, at a per annum rate equal to

3.00%, plus the rate otherwise applicable to the Term Loan and/or other Obligations as provided in Sections 2.3(a) (the “Default Rate”), and such interest shall be payable entirely in cash on demand of the Agent or the Required Lenders. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or the Lenders.
(iii)360-Day Year. Interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
(iv)Payments.
(1)Except as otherwise expressly provided herein, all loan payments (and any other payments hereunder) by Borrower hereunder shall be made on the date specified herein to such bank account of the Agent as the Agent shall have designated in a written notice to Borrower delivered on or before the Closing Date (which such notice may be updated by the Agent from time to time after the Closing Date). Interest is payable quarterly on the Interest Date of each calendar quarter, on the date of any payment or prepayment or acceleration, in whole or in part, of principal outstanding on the Term Loans, on the principal amount so paid or prepaid or accelerated, and on the Term Loan Maturity Date. Payments of principal or interest received after 2:00 p.m. Eastern Standard Time on such date are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 12.14.
(2) If, other than as expressly provided elsewhere herein or required by court order, any Lender shall obtain payment in respect of any principal or interest on account of the Term Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall (A) immediately notify the Agent of such fact, and (B) hold such amounts in trust for the benefit of Agent and the other Lenders and promptly pay or deliver to the Agent, for application to the Term Loan pursuant to this Agreement, such excess amounts in the form received. For the avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant permitted hereunder.
(v)If at any time the Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for determining the rate described in clause (a) of the definition of “LIBOR Rate” and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in the immediately preceding clause (i) have not arisen but the supervisor for the administrator of the three-month LIBOR Rate or a Governmental Authority having jurisdiction over the Agent and the Lenders has made a public statement identifying a specific date after which the three-month LIBOR Rate shall no longer be used for determining interest rates for loans (a “LIBOR

Discontinuation Event”), then the Agent and Borrower shall negotiate in good faith to establish an alternate rate of interest to the three-month LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for loans in the United States at such time, and shall enter into an amendment to this Agreement, subject to the consent of the Required Lenders, to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. For the avoidance of doubt, in the event that the LIBOR is no longer being published pursuant to a LIBOR Discontinuation Event, the Term Loan shall accrue interest at the Base Rate until a replacement rate is established pursuant to this Section 2.3(e). Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this Section 2.3(e) is determined to be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement.
d..Expenses
. Borrower shall pay to the Agent and each Lender all Lender Expenses incurred through and after the Closing Date, promptly after receipt of a written demand therefor by the Agent or such Lender, setting forth in reasonable detail such Lender Expenses.
e..Requirements of Law; Increased Costs
. In the event that any applicable Change in Law:
(i)Does or shall subject the Agent or any Lender to any Tax of any kind whatsoever with respect to this Agreement or the Term Loan made hereunder (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (e) of the definition of Excluded Taxes, and Connection Income Taxes);
(ii)Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, the Agent or any Lender; or
(iii)Does or shall impose on the Agent or any Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to the Agent or any Lender (as determined by such Person in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loan or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of the Agent or any Lender or any Person controlling the Agent or any Lender, then, in any such case, Borrower shall promptly pay to the Agent or such Lender, as applicable, within thirty (30) days of its receipt of the certificate described below, any additional amounts necessary to compensate the Agent or such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by Agent or such Lender with respect to this Agreement or the Term Loan made hereunder. If the Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5, it shall promptly notify Borrower (and such Lender shall promptly notify the Agent) in writing of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by the Agent or such Lender to Borrower shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of the outstanding Term Loan and all other Obligations. Failure or delay on the part of Agent or any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of the Agent’s or any

Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate the Agent or any Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
f..Taxes; Withholding, Etc
.
(i)All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower shall timely pay, or at the option of the Agent timely reimburse it for the payment of, and indemnify and hold Lender harmless from, Other Taxes, and as soon as practicable after the date of paying such sum, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.
(ii)If any Credit Party or any other Person is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of an applicable Credit Party) from any sum paid or payable by any Credit Party to Lender under any of the Loan Documents: (i) Borrower shall notify Lender in writing of any such requirement or any change in any such requirement promptly after Borrower becomes aware of it; (ii) Borrower shall make any such withholding or deduction; (iii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Lender, as the case may be) on behalf of and in the name of Lender in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; (v) a payment shall not be increased under (iv) above by reason of a tax deduction under Section 2.6(b)(ii) on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due the relevant Lender is a Treaty Lender that holds a passport under the U.K. HMRC DT Treaty Passport Scheme and the Borrower is able to demonstrate that the payment could have been made to the Lender without that tax deduction had that Lender complied with its obligations under paragraph (e)(ii) and (e)(iii) below; and (vi) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority, including, if reasonably available, the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment or a copy of the return reporting such payment.
(iii)Subject to the second sentence of this Section 2.6(c), Borrower shall indemnify Lender or, as applicable (and without double counting), the Agent for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6) payable or paid by Lender or the Agent or required to be withheld or deducted from a payment to Lender or the Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority, and any indemnification payment pursuant to this Section 2.6(c) shall be made to the Agent or any Lender within thirty (30 days from written demand therefor, except that no payment shall be due from the Borrower under this Section 2.6(c)to the extent that the relevant Lender has been compensated by an increased payment under Section 2.6(b)(iv) above. The Borrower shall pay and, within three (3) Business Days of demand, indemnify the Agent and as applicable (and without double counting), each Lender against any cost, loss or liability that the Agent or any Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement. In the case of the first and the second sentence of this Section 2.6(c), a certificate as to the amount of such payment or liability delivered to Borrower by Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of Lender, shall be conclusive absent manifest error.
(iv)If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(v)(i) Subject to paragraph (e)(ii) below, each Lender and the Borrower shall cooperate in completing any procedural formalities necessary for the Borrower to obtain authorization to make any payment under any Loan Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
i.
1.a Lender that is such on the date of this agreement that (x) holds a passport under the U.K. HMRC DT Treaty Passport Scheme on that date and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each U.K. Credit Party or the Agent;
2.a Lender that is such on the date of this agreement that (x) does not hold a passport under the U.K. HMRC DT Treaty Passport Scheme on that date (y) subsequently receives a passport under the U.K. HMRC DT Treaty Passport Scheme and (z) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each U.K. Credit Party or the Agent;
(a)a Lender that becomes a Lender hereunder after the Closing Date that (x) holds a passport under the HMRC DT Treaty Passport Scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to the Borrower or the Agent, and
(b)upon satisfying either clause (1) or (2) or (3) above, such Lender shall have satisfied its obligation under paragraph (e)(i) above and shall not be required to provide any further documentation to the Borrower or the Agent for the purposes of (e)(i) above , unless after the date hereof there has been a change of practice or procedure in relation to the U.K. HMRC DT Treaty Passport Scheme, in which case Lender shall provide all such information and documentation as may be necessary or required under any such changed scheme or practice or procedure.
ii.If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (e)(ii) above, the Borrower shall make a U.K. Borrower DTTP Filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if:
(c)the Borrower has not made a U.K. Borrower DTTP Filing in respect of such Lender; or
(d)the Borrower has made a U.K. Borrower DTTP Filing in respect of such Lender but:
1.such U.K. Borrower DTTP Filing has been rejected by HM Revenue & Customs;
2.HM Revenue & Customs has not given the Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such U.K. Borrower DTTP Filing; or
3.HM Revenue & Customs has given the Borrower authority to make payments to such Lender without a tax deduction but such authority has subsequently been revoked or expired, and in each case, the Borrower has notified such Lender in writing, then such Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for the Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
iii.If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (e)(ii) above, the Borrower shall not make a U.K. Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of such Lender unless such Lender otherwise agrees.
iv.In respect of any interest payable in accordance with this Agreement to a U.K. Crown Immune Lender, the Borrower shall as soon as reasonably practicable following receipt from HMRC deliver a copy of any gross payment direction in respect of such interest to the Agent (for delivery to that U.K. Crown Immune Lender).
v.For the purpose of Section 2.6(e)(ii), the following Lenders hereby confirm and notify the Borrower and the Agent that for the purposes of the U.K. HMRC DT Treaty Passport scheme that their scheme reference numbers and jurisdictions of tax residence are as set forth on Annex 2.

1.If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of, credit against, relief or remission for or repayment of any Taxes (a “Tax Refund”) as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such amount which that party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the indemnity or additional payment not been required to be made by the indemnifying party (but only to the extent of indemnity payments made under this Section 2.6 with respect to the Taxes giving rise to such Tax Refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to any relevant Tax Refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (together with any penalties, interest or other charges imposed by the relevant Governmental Authority, but only to the extent arising as a result of an error, failure or omission on the part of the indemnifying party) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such Tax Refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such Tax Refund had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
2.
vi.All amounts expressed to be payable under this Agreement by any party to this Agreement (for the purposes of this Section 2.6(g) a “Party”) to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Party and such Secured Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Party).
vii.If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) under this Agreement, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of this Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(e)where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(f)Where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly,

following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
viii.Where this Agreement requires any Party to reimburse or indemnify a Secured Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
ix.Any reference in this Section 2.6(g) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the U.K. Value Added Tax Act 1994).
x.In relation to any supply made by a Secured Party to any Party under this Agreement, if reasonably requested by such Secured Party, that Party must promptly provide such Secured Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Secured Party's VAT reporting requirements in relation to such supply.
3.Notwithstanding any other provision of this Agreement, if (i) seven Business Days prior to a date on which a payment of interest by the Borrower is required under this Agreement, H.M. Revenue & Customs have not given the Borrower authority to make payments without a deduction on account of tax imposed by the United Kingdom; and (ii) such authority is required in order for the Borrower to pay such interest to such a lender without such a tax deduction (or the payment cannot be made without such a tax deduction under published H.M. Revenue & Customs guidance), then the Borrower and relevant lender shall work together in good faith to mitigate the requirement for such tax deduction to be made (including but not limited to deferring the payment of such interest until such time that the relevant payment of interest can be made without such a tax deduction on account of tax imposed by the United Kingdom). If in accordance with the prior sentence the Borrower and relevant Lender have worked together in good faith to mitigate the requirement for such tax deduction but it proves impracticable or impossible to mitigate such tax deduction without the Borrower or relevant Lender being required to take action which acting reasonably the Borrower and relevant Lender agree is impracticable or imposes upon either such party unreasonable costs, taking account of all the circumstances of the case, then the Borrower shall make such payment of interest together with any increased payment (pursuant to Section 2.6(b)(iv) or otherwise) as required by this agreement ignoring the provisions of this Section 2.6(h).
4.If (a) a tax deduction is required by law in respect of a payment made by the Borrower to a purported U.K. Treaty Lender under this agreement because on the date of the interest payment H.M. Revenue & Customs have not given the Borrower authority to make payments without a deduction on account of tax imposed by the United Kingdom and such authority is required in order for the Borrower to pay such interest to a particular lender without such a tax deduction (or the payment cannot be made without such a tax deduction under published H.M. Revenue & Customs guidance); (b) the Borrower made such tax deduction together with an additional payment pursuant to Section 2.6(b)(iv) to such Lender; and (c) it subsequently transpires that the Lender was not a U.K. Treaty Lender other than as a result of any change after the date such Lender became a lender in (or in the interpretation, administration, or application of) any law or relevant U.K. Treaty or any published practice or published concession of any relevant taxing authority, then such Lender undertakes, upon a request by the Borrower, to promptly reimburse the Borrower for the amount of the tax deduction.
5.Each party’s obligations under this Section 2.6 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
g..Fees
. The Borrower shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
h..Register; Term Loan Note
.
6.Register
. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments of, and principal amounts (and related stated interest amounts) of the Term Loan and the amounts due owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, Agent and any Lender (solely with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 2.8 and Section 11.1 shall be construed so that the Term Loan is at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related Treasury Regulations (or any other relevant or successor provisions of the IRC or of such Treasury Regulations).
7.Term Loan Note
. Borrower shall execute and deliver to each Lender, upon request, to evidence such Lender’s Term Loan on the Closing Date, a Term Loan Note.
3.CONDITIONS OF TERM LOAN
a..Conditions Precedent to Term Loan
. The agreement of the Lenders to advance the Term Loan on the Closing Date is subject to the satisfaction (or waiver in accordance with Section 11.5 hereof; provided, that Agent may, in its sole discretion, agree to allow the satisfaction of any such conditions within a reasonable period of time after the Closing Date) of the following conditions:
8.the Agent’s receipt of the Loan Documents (including, to the extent requested by a Lender, a Term Loan Note, executed by Borrower, and the Collateral Documents (including Control Agreements with respect to each Collateral Account other than Excluded Accounts), but excluding any Loan Document described in Schedule 5.14 of the Disclosure Letter as in effect on the Effective Date to be delivered after the Closing Date) executed and delivered by each applicable Credit Party and Lender, which Loan Documents shall be in form and substance reasonably satisfactory to the Agent, the Disclosure Letter, and each other schedule to such Loan Documents (the Disclosure Letter and such other schedules to be in form and substance reasonably satisfactory to the Agent);
9.the Agent’s receipt of (i) true, correct and complete copies of the Operating Documents (other than in respect of a U.K. Credit Party) of each of the Credit Parties, and (ii) a Secretary’s Certificate (other than in respect of a U.K. Credit Party), dated the Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Agent);
10.the Agent’s receipt of (i) the Perfection Certificate for Parent and its Subsidiaries, in form and substance reasonably satisfactory to the Agent, (ii) copies of the appropriate UCC financing statement forms and U.S. intellectual property filing documents, as applicable, with respect to the Collateral of the Credit Parties, in each case, for filing with the appropriate entity on or promptly after the Closing Date, and (iii) the certificated securities (together with undated stock powers endorsed in blank) of the Credit Parties and such each such Credit Party’s first-tier Subsidiaries to the extent required to be delivered pursuant to the Collateral Documents;
11.the Agent’s receipt of a good standing certificate for each Credit Party (where applicable), certified by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation or formation of such Credit Party as of a date no earlier than thirty (30) days prior to the Closing Date;
12.the Agent’s receipt of a Secretary’s Certificate with completed Borrowing Resolutions with respect to the Loan Documents and the Term Loan for each Credit Party (other than a U.K. Credit Party), in form and substance reasonably satisfactory to the Agent;
13.the Agent’s receipt of a formalities certificate (signed by a director) for each U.K. Credit Party certifying, amongst other matters, (i) as to the names and signatures of each director of such U.K. Credit Party executing any Loan Document to which it is a party, (ii) that the constitutional documents of such U.K. Credit Party attached thereto are complete and correct copies of such constitutional documents as in effect on the date of such certification, (iii) as to the resolutions of the board of directors for each U.K. Credit Party or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party, (iv) as to the ordinary resolutions of the sole member of each U.K. Credit Party approving and authorizing the execution, delivery and performance of each Loan document to which it is a party, (v) that the borrowing, guaranteeing or securing, as appropriate, the Term Loan Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on it to be exceeded and that (vi) that any copy document relating to it is correct, complete and in full force and effect on the date of such certification;
14.with respect to any U.K. Credit Party whose shares are the subject to the Collateral (a “Charged Company”), the Agent’s receipt of either (i) a certificate of an authorized signatory of each such U.K. Credit Party certifying that: (A) it has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (B) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company which is certified by an authorized signatory of the U.K. Credit Party to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (ii) a certificate of an authorized signatory of the U.K. Credit Party certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006;
15.the Agent’s receipt of the register of members of each U.K. Credit Party whose shares are subject of the Collateral;
16.the Agent’s receipt of all share certificates, transfers and stock transfer forms or equivalent duly executed by (i) the Parent in blank in relation to the assets subject to or expressed to be subject to the English Share Charge and other documents of title or perfection documents required to be provided thereunder, (ii) the Borrower in blank in relation to the assets subject to or expressed to be subject to the English Debenture and other documents of title or perfection documents required to be provided thereunder and (iii) U.K. OpCo in blank in relation to the assets subject to or expressed to be subject to the English Debenture and other documents of title or perfection documents required to be provided thereunder;
17.the Agent’s receipt of duly executed notices of assignment required to be sent pursuant to the English Debenture;
18.each Credit Party shall have obtained all Governmental Approvals and all consents of other Persons, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agent;
19.the Agent’s receipt of legal opinions of Troutman Pepper Hamilton Sanders LLP, Holland and Knight LLP, and Proskauer Rose (UK) LLP, in each case in form and substance reasonably satisfactory to the Agent;
20.the Agent’s receipt of (i) evidence that the products liability and general liability insurance policies maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of the Agent (such evidence to be in form and substance reasonably satisfactory to the Agent);
21.the Agent’s receipt of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);
22.payment of Lender Expenses and other fees then due as specified in Sections 2.4 and 2.7 hereof;
23.the Agent’s receipt of a certificate, dated the Closing Date and signed by a Responsible Officer of Parent, confirming (i) there is no Adverse Proceeding pending or, to the Knowledge of the Credit Parties, threatened, that, (x) contests the transactions contemplated by the Loan Documents or (y) individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter (such certificate to be in form and substance reasonably satisfactory to the Agent), and (ii) that the Parent and its Subsidiaries, on a consolidated basis, are Solvent;
24.the Agent’s receipt on or prior to the Effective Date of copies of each Material Contract identified as such in the Perfection Certificate; and

25.all outstanding Indebtedness of Parent and its Subsidiaries, other than Permitted Indebtedness, shall have been or will concurrently with the funding of the Term Loan be repaid, redeemed, defeased, discharged, refinanced and terminated, and the Agent shall have received customary payoff letters and lien release documents in form and substance reasonably satisfactory to the Agent; provided, that for purposes of clarity, the Existing Indebtedness shall be paid in full and retired concurrently with the Closing Date.
b..Additional Conditions Precedent to Term Loan
. The agreement of the Lenders to advance the Term Loan on the Closing Date is subject to the following additional conditions precedent:
26.the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects, in each case, on the date on which the Term Loan is made (both with and without giving effect to the Term Loan) or as of such earlier date, as applicable); and
27.there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.
c..Covenant to Deliver
. The Credit Parties agree to deliver to the Agent each item required to be delivered to the Agent under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by Agent of any such item shall not constitute a waiver by the Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in Agent’s sole discretion.
d..Procedures for Borrowing
. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set forth in this Agreement, to obtain the Term Loan, Borrower shall deliver to the Agent by electronic mail or facsimile a completed Payment/Advance Form in the form of Exhibit A hereto for the Term Loan executed by a Responsible Officer of Borrower.
4.REPRESENTATIONS AND WARRANTIES
In order to induce the Agent and the Lenders to enter into this Agreement and make the Credit Extensions to be made on the Closing Date, each Credit Party, jointly and severally, represents and warrants on behalf of itself and its Subsidiaries, to the Agent and each Lender that the following statements are true and correct as of the Effective Date and on the date on which the Term Loan is made (both with and without giving effect to the Term Loan):
a..Due Organization, Power and Authority

. Each of Parent and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
b..Equity Interests
. All of the outstanding Equity Interests in each Subsidiary of Parent, the Equity Interests of which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and, on the Closing Date, all such Equity Interests owned directly by Parent or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.
c..Authorization; No Conflict
. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents or in the case of a U.K. Credit Party, its constitutional documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Credit Party or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
d..Government Consents; Third Party Consents
. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral

Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Agent in favor and for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
e..Binding Obligation
. Each Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984 (and similar principles, rights and defences under the laws of any relevant jurisdiction), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim or by general principles of equity.
f..Collateral and Intellectual Property
. In connection with this Agreement, each Credit Party has delivered to the Agent a completed certificate signed by such Credit Party (with respect to all Credit Parties, collectively, the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Agent and the Lenders that:
28.(i) its exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) it is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth as of the Closing Date its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) it (and each of its predecessors) has not, in the five (5) years prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects as of the Closing Date. If any Credit Party is not now a Registered Organization but later becomes one, it shall promptly notify the Agent of such occurrence and provide the Agent with such Credit Party’s organizational identification number. The Agent and the Lenders hereby agree that the Perfection Certificate shall be updated or deemed to be updated after the Closing Date to reflect information provided in any written notice delivered by any Credit Party to Lender pursuant to Section 6.2; provided that any update to the Perfection Certificate by any Credit Party pursuant to Section 6.2 shall not relieve any Credit Party of any other Obligation under this Agreement.
29.(i) it has good title to, has rights in, and the power to transfer each item of the Collateral, upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens, except for such minor irregularities or defects in title that do not materially interfere with the Credit Parties’ ability to conduct their business as currently conducted, including any material loss of rights and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution located in the United States or England and Wales other than the deposit or current accounts described in the Perfection Certificate delivered to Agent in connection herewith.

30.A true, correct and complete list of each pending, registered or issued Patent, Copyright and Trademark that is owned or co-owned by, or exclusively or non-exclusively licensed to, any Credit Party or any of its Subsidiaries, including its name/title, current owner, registration, patent or application number, and registration or application date, is set forth on Schedule 4.6(c) of the Disclosure Letter. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i) to the Knowledge of the Credit Parties, each item of owned or co-owned Product IP is valid, enforceable, without material defects, and subsisting and no such item of Product IP has lapsed, expired, been cancelled or invalidated or become abandoned, and (ii) to the Knowledge of the Credit Parties, each such item of Product IP which is licensed from another Person is valid and subsisting and no such item of Product IP has lapsed, expired, been cancelled or invalidated, or become abandoned. To the Knowledge of the Credit Parties, there are no undisclosed published patents, patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the patent protection for the Product. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (i) each Person who has or has had any rights in or to Product IP or trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Product IP filed by any Credit Party or any of its Subsidiaries, and has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Product IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the Credit Party or its Subsidiaries as applicable, (ii) to the Knowledge of the Credit Parties, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of the Product in the Territory or entitle such Person to ongoing payments, and (iii) Product IP is exclusively owned by the Credit Party or its Subsidiaries, as applicable, and no circumstances or grounds exist that would give rise to a claim of a third party to any rights in any such owned Product IP.
31.(i) Each Credit Party or any of its Subsidiaries possesses valid title to all Product IP owned by such Credit Party or Subsidiary for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter; and (ii) there are no Liens on any Product IP of the Credit Parties or their Subsidiaries, other than Permitted Liens which do not secure Indebtedness for borrowed money. To the Knowledge of the Credit Parties, there are no currently asserted or unasserted claims of any Person disputing the inventorship or ownership of any Product IP.
32.To the Knowledge of the Credit Parties, there are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Product IP which is owned by or licensed to any Credit Party or any of its Subsidiaries, except, in each case, that could not reasonably be expected to have a materially adverse impact on such Credit Party’s or Subsidiary’s rights to such Product IP, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired that would result in a material loss of rights relating to the Product.
33.There are no unpaid fees or royalties under any Material Contract that have become due, or are expected to become overdue. Each Material Contract is in full force and effect and, to the Knowledge of the Credit Parties, is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Neither Parent nor any of its Subsidiaries, as applicable, is in breach of or default under any Material Contract to which it is a party or may otherwise be bound, and to the Knowledge of the Credit Parties, no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Material Contracts, including the execution, delivery and performance of this Agreement and the other Loan Documents.
34.No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Product IP of the Credit Parties and their Subsidiaries, other than pursuant to the

GSK Agreement and those fees payable to patent offices in connection with the prosecution and maintenance of the Product IP of the Credit Parties and associated attorney fees.
35.No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of the Credit Parties, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) Product IP in any manner that could reasonably be expected to materially adversely affect the patent protection for the Product, including any material loss of rights, or (ii) in the case of Product IP owned or co-owned or exclusively or non-exclusively licensed by any Credit Party or any of its Subsidiaries, except as set forth on Schedule 4.6(h) of the Disclosure Letter, such Credit Party’s or Subsidiary’s entitlement to own or license and exploit such Product IP. To the Knowledge of the Credit Parties, no person having a duty of candor to a Patent Office, including to the U.S. Patent and Trademark Office, has withheld, misrepresented, or concealed a material fact or prior art reference from the Patent Office that would affect the validity, scope or enforceability of Product IP of the Credit Parties and their Subsidiaries.
36.Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there is no pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Parent or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the Knowledge of the Credit Parties, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, scope, enforceability, inventorship or ownership of any Product IP of the Credit Parties and their Subsidiaries.
37.Except as noted on Schedule 4.6(j) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Restricted License.
38.In each case where Product IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment or other transfer agreement, to the Knowledge of the Credit Parties, the assignment or transfer agreement has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts are pending, registered or issued.
39.There are no pending or, to the Knowledge of the Credit Parties, threatened (in writing) claims against Parent or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, or (ii) that any Product IP of the Credit Parties or their Subsidiaries is invalid or unenforceable.
40.The manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory does not, to the Knowledge of the Credit Parties, infringe or violate (or in the past infringed or violated) any issued or registered Third Party IP (including any issued Patent within the Third Party IP) or, to the Knowledge of the Credit Parties, constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP.

41.To the Knowledge of the Credit Parties, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Product IP of the Credit Parties and their Subsidiaries.
42.To the Knowledge of the Credit Parties, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Product IP of the Credit Parties and their Subsidiaries or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Product IP of the Credit Parties and their Subsidiaries or the subject matter thereof.
43.To the Knowledge of the Credit Parties, each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the pharmaceutical industry to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.
44.To the Knowledge of the Credit Parties, each Credit Party and each of its Subsidiaries has taken all commercially reasonable measure to obtain, maintain, and renew any regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and all data, including any material regulatory exclusivities such as new chemical entity (NCE) and orphan drug exclusivity in the U.S., and corresponding exclusivities in counterpart foreign jurisdictions in the Territory.
45.To the Knowledge of the Credit Parties, a Product made, used or sold under the Patents owned by the Credit Parties and their Subsidiaries has been marked with the proper patent notice.
46.To the Knowledge of the Credit Parties, at the time of any shipment of GALAFOLD® occurring prior to the Closing Date, the units of GALAFOLD® so shipped complied with their relevant specifications and were manufactured in accordance with current FDA Good Manufacturing Practices
g..Adverse Proceedings, Compliance with Laws
. Except as set forth on Schedule 4.7 of the Disclosure Letter or advised pursuant to Section 5.2(b), there are no Adverse Proceedings pending or, to the Knowledge of the Credit Parties, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Parent or any of its Subsidiaries or against any of their respective assets or properties or revenues (including involving allegations of sexual harassment or misconduct by any officer of Parent or any of its Subsidiaries) that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither Parent nor any of its Subsidiaries (a) is in violation of any Requirements of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, orders, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

h..Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records
.
47.The documents filed by Parent with the SEC pursuant to the Exchange Act since January 1, 2018 (the “Exchange Act Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein);
48.The financial statements (including the related notes thereto) of Parent and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Parent and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with Applicable Accounting Standards applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes, and any supporting schedules included in the Exchange Act Documents present fairly in all material respects the information required to be stated therein;
49.Since December 31, 2019, there has not occurred or failed to occur any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change, except as has been disclosed in the Exchange Act Documents; and
50.The Books of Parent and each of its Subsidiaries in existence immediately prior to the Closing Date contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with Applicable Accounting Standards and all Requirements of Law.
i..Solvency
. Parent and its Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party, nor do any circumstances exist which may result in the dissolution or liquidation of any Credit Party.
j..Payment of Taxes
. All foreign, federal and state income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all material Taxes which are due and payable by any Credit Party or any of its Subsidiaries and all material assessments, fees and other governmental charges upon any Credit Party or any of its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except where the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that (a) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with Applicable Accounting Standards and (b) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
k..Environmental Matters
. Neither the Parent nor any of its Subject Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of the Credit Parties, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subject Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of the Credit Parties, no predecessor of Parent or any of its Subject Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subject Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, Parent has not undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subject Subsidiaries’ predecessors), and neither Parent’s nor any of its Subject Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent, which would reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subject Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
l..Material Contracts
. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of the Credit Parties, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of the Credit Parties, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto. No Credit Party or any of its Subsidiaries has received any written notice from any party thereto asserting or, to the Knowledge of the Credit Parties threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract.
m..Regulatory Compliance
. No Credit Party is or is required to be an “investment company”, and no Credit Party is a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended. No

Credit Party is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board). Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Credit Party is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours (including the Federal Fair Labor Standards Act). No Credit Party is delinquent in any payments to any Employee for any wages, salaries, commissions, bonuses, fees or other direct compensation due with respect to any services performed for it to the date hereof or amounts required to be reimbursed to such Employees;  there are no grievances, complaints or charges with respect to employment or labor matters (including, without limitation, charges of employment discrimination, retaliation or unfair labor practices) pending or, to the knowledge of any Credit Party, threatened in any judicial, regulatory or administrative forum, or under any private dispute resolution procedure; and none of the employment policies or practices of Credit Party are currently being audited, or to the knowledge of any Credit Party, being investigated by any Governmental Body, except in each case as could not reasonably be expected to result in a Material Adverse Change. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Employee Benefit Plan, and with respect to each Employee Benefit Plan, each Credit Party and Subsidiary, is in compliance with all applicable provisions of ERISA, the IRC and other U.S. federal or state Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or would reasonably be expected to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA; and (iv) there are no pending or threatened claims, actions or lawsuits related to any Employee Benefit Plan, except, with respect to each of clauses (i), (ii),(iii) and (iv) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination, opinion or advisory letter from the Internal Revenue Service to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the IRC and that the trust related thereto is exempt from federal income tax under Section 501(a) of the IRC. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, no Credit Party or Subsidiary has any obligation to provide health or welfare benefits to any individual after termination of employment, other than coverage in connection with bona fide severance or unsubsidized coverage that is required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each arrangement pursuant to which a Credit Party or Subsidiary has an obligation to pay or accrue nonqualified deferred compensation (within the meaning of Section 409A of the IRC) has been administered in accordance with plan documents that satisfy the requirements of Section 409A of the IRC.
n..Margin Stock
. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Credit Extensions or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause the Term Loan or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.
o..Subsidiaries
. Schedule 4.15 of the Disclosure Letter (a) sets forth the name and jurisdiction of incorporation, organization or formation of Parent and each of its Subsidiaries and (b) sets forth the ownership interest of Parent and any other Credit Party in each of their respective Subsidiaries, including the percentage of such ownership.
p..Employee Matters
. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There are no collective bargaining agreements or other contracts, agreements, or leases (whether written or oral and whether express or implied) with any Union or work rules or practices agreed to with any Union, binding on any Credit Party with respect to any employee. There is (a) no unfair labor practice complaint pending against Parent or any of its Subject Subsidiaries or, to the Knowledge of the Credit Parties, threatened in writing against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Parent or any of its Subject Subsidiaries or, to the Knowledge of the Credit Parties, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of the Credit Parties, threatened in writing involving Parent or any of its Subject Subsidiaries, and (c) to the Knowledge of the Credit Parties, no union representation question existing with respect to the employees of Parent or any of its Subject Subsidiaries and, to the Knowledge of the Credit Parties, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c), individually or together with any other matter specified in clause (a), (b) or (c), could reasonably be expected to result in a Material Adverse Change.
q..Full Disclosure
. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Agent and the Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Parent and Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Parent or any Subsidiary, and neither Parent nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of the Credit Parties, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to and the Lenders for use in connection with the transactions contemplated hereby.

r..FCPA; Patriot Act; OFAC
.
51.None of Parent, its Subsidiaries or, to the Knowledge of the Credit Parties, any director, officer, agent or employee of Parent or any Subsidiary of Parent has (i) used any corporate funds of Parent or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Parent or any of its Subsidiaries, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA;
52.(i) The operations of Parent and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Parent or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the knowledge of Parent, threatened in writing; and
53.None of Parent, its Subsidiaries or, to the Knowledge of the Credit Parties, any director, officer, agent or employee of Parent or any Subsidiary of Parent is currently the target of or subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq or in the case of a Credit Party incorporated in the United Kingdom only, to the extent such laws or regulations are imposed, administered or enforced by the United Kingdom, the European Union or Her Majesty’s Treasury, provided that such representation insofar as it relates to any Subsidiary resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade Act “Außenwirtschaftsgesetz” (“AWG”) are made only to the extent that they do not result in a violation of or conflict with section 7 AWV or EU Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation. The representations and warranties in this paragraph (c) given in respect of any Secured Party resident in Germany (Inländer) within the meaning of section 2 para. 15 AWG are given only to the extent that any Secured Party resident in Germany (Inländer) within the meaning of section 2 para. 15 AWG would be permitted to give such representations and warranties pursuant to section 7 AWV, EU Regulation (EC) 2271/96 and any similar applicable anti-boycott law or regulation. Parent will not, directly or, to the Knowledge of the Credit Parties, indirectly through an agent, use the proceeds of the Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently the target of or subject to any U.S. sanctions administered by OFAC.
s..Health Care Matters
.

54.Compliance with Health Care Laws.
xi.Each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to the research, development, manufacture, production, use, commercialization, marketing, labeling, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory.
xii.All pre-clinical and clinical investigations in respect of any products or product candidates of any Credit Party or Subsidiary thereof conducted or sponsored by each Group Company are being conducted in compliance with all applicable Requirements of Laws administered or issued by the applicable Governmental Authorities, except, in each case, for such noncompliance that, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Change.
55.Compliance with FDA Laws.
xiii.Each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries, are in compliance in all material respects with all applicable FDA Laws, including those related to the adulteration or misbranding of products within the meaning of Sections 501 and 502 of the Food Drug and Cosmetics Act (including any foreign equivalent, the “FDCA”), relating to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory. The Product distributed or sold in the Territory at all times during the past five (5) years has been (i) manufactured in all material respects in accordance with current FDA Good Manufacturing Practices and (ii) if and to the extent the Product is required to be approved or cleared by the FDA pursuant to the FDCA, the Product has been so approved or cleared.
xiv. All products and drugs designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold or marketed by or on behalf of any Credit Party that are subject to the jurisdiction of any Regulatory Authority have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, promoted, sold and marketed in compliance in all material respects with the Public Health Laws and, to the knowledge of each Credit Party, have been (to the extent applicable) for the previous five years. All activities conducted by each Credit Party are conducted in compliance in all material respects with the Public Health Laws.
xv.No Credit Party is subject to any material obligation arising under a Regulatory Action, and no such obligation has been threatened in writing. There is no material Regulatory Action or other Proceeding or request for information pending against any Credit Party or, to the knowledge of each Credit Party, an officer, director, or employee of any Credit Party, and no Credit Party has any material liability (whether actual or contingent) for failure to comply with any Public Health Laws.
xvi.As of the Closing Date, no Credit Party is undergoing any inspection by any Regulatory Agency related to any activities or products of any Credit Party that are subject to Public Health Laws.
56.Material Statements. Within the past five (5) years, neither any Credit Party, nor, to the Knowledge of the Credit Parties, any Subsidiary or any officer, Affiliate or employee of any Credit

Party or Subsidiary in its capacity as a Subsidiary or as an officer, Affiliate or employee of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of the Credit Parties, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority, (ii) has failed to disclose a material fact to any Governmental Authority, or (iii) has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, would reasonably be expected to constitute a material violation of any Health Care Law.
57.Proceedings; Audits. There is no material investigation, suit, claim, audit, action (legal or regulatory) or proceeding (legal or regulatory) by a Governmental Authority pending or, to the Knowledge of the Credit Parties, threatened in writing against any Credit Party or any of its Subsidiaries relating to any of the Health Care Laws or FDA Laws. To the Knowledge of the Credit Parties, there are no facts, circumstances or conditions which could reasonably be expected to form the basis for any such material investigation, suit, claim, audit, action or proceeding, except as has been disclosed in the Exchange Act Documents.
58.Prohibited Transactions. Within the past five (5) years, neither any Credit Party, nor, to the Knowledge of the Credit Parties, any Subsidiary or any of officer, Affiliate or employee of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician, or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician, contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. To the Knowledge of the Credit Parties, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.) (or under any foreign equivalent).
59.Exclusion. Neither any Credit Party nor, to the Knowledge of the Credit Parties, any Subsidiary or any officer, Affiliate or employee having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of the Credit Parties, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other health care program or is listed on the General Services Administration list of excluded parties; or (iv) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling the Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.

60.HIPAA. Each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries, to the extent applicable, is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding the privacy and security of health information and electronic transactions, including HIPAA, and each Credit Party and, to the Knowledge of the Credit Parties, each of its Subsidiaries, to the extent applicable, has implemented policies, procedures and training customary in the pharmaceutical industry or otherwise adequate to assure continued compliance and to detect non-compliance.
61.Corporate Integrity Agreement. Neither any Credit Party or Subsidiary, nor any of their respective Affiliates, nor any officer, director, managing employee or, to the Knowledge of the Credit Parties, agent (as those terms are defined in 42 C.F.R. § 1001.1001) of any Credit Party or Subsidiary, is a party or is otherwise subject to any order, individual integrity agreement, or corporate integrity agreement with any U.S. Governmental Authority concerning compliance with any laws, rules, or regulations, issued under or in connection with a Governmental Payor Program.
t..Regulatory Approvals and Exclusivities
.
62.Each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory has all Regulatory Approvals material to its business and operations.
63.Each Credit Party, each Subsidiary (as applicable) and, to the Knowledge of the Credit Parties, each licensee of a Credit Party or a Subsidiary of any Intellectual Property, is in compliance with, and at all times during the past five (5) years, has complied with, all applicable foreign, federal, state and local laws, rules, and regulations, governing the research, development, manufacture, production, use, commercialization, marketing, importing, distribution or sale of the Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency, the failure of compliance with which, individually or together with any other such failures, could reasonably be expected to result in a Material Adverse Change. No Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules, or regulations, which could reasonably be expected to result in a Material Adverse Change.
u..Supply and Manufacturing
.
64.To the Knowledge of the Credit Parties, the Product has at all times been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of the Product, without the occurrence of any event causing inventory of the Product to have become exhausted prior to satisfying such demand or any other event in which the manufacture and release to the market of the Product does not satisfy the sales demand for the Product.
65.Except as disclosed in the Exchange Act Documents or set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of the Credit Parties, no manufacturer of the Product is currently subject to a Form 483 that prevents the manufacturing, testing, and release of the Product and that, with respect to any such Form 483, all scientific and technical violations or other issues relating to good manufacturing practice requirements documented therein, and any disputes regarding any such violations or issues, have been corrected or otherwise resolved.
v..Additional Representations and Warranties
.
66.There is no Indebtedness other than Permitted Indebtedness described in clauses (a), (b) and (e) of the definition of “Permitted Indebtedness”.
67.There are no Hedging Agreements as of the Closing Date.
w..Centre of Main Interests and Establishments
. With respect to each Credit Party organized under the laws of a jurisdiction in the European Union or the United Kingdom, for the purposes of Regulation (EU) 2015/848 of the European Parliament and the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in the jurisdiction in which it was incorporated and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction
x..Pensions
. No U.K. Credit Party is or has at any time since 27 April 2004 been:
68.an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); or
69.“connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.
5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations), each Credit Party shall, and shall cause each of its Subsidiaries to:
a..Maintenance of Existence
. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation; (b) maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Parent and the Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, including, obtaining any and all licenses, permits, franchise and other governmental and regulatory authorizations necessary to the ownership of its properties or the conduct of its business; and (d) perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, except in the case of clause (c)

and clause (d), where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.
b..Financial Statements, Notices
. Deliver to the Agent, for distribution to the Lenders:

70.Financial Statements.
xvii.Annual Financial Statements. As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Parent, beginning with the fiscal year ending December 31, 2020, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, with such consolidated financial statements to be audited and accompanied by (x) a report and opinion of Parent’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with Applicable Accounting Standards and shall not be subject to any qualification as to “going concern” or scope of audit), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards, and (y) if and only if Parent is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Parent’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002; provided, however, that Parent shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC);
xviii.Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent, beginning with the fiscal quarter ending September 30, 2020, a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Parent’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with Applicable Accounting Standards, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes; provided, however, that Parent shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Parent as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods specified in accordance with Applicable Accounting Standards consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes; and

xix.Other Information. As promptly as practicable (and in any event within fifteen (15) days of the request therefor), such additional information regarding the business or financial affairs of Parent or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Documents, as Agent or any Lender may from time to time reasonably request (subject to reasonable requirements of confidentiality, including requirements imposed by Requirements of Law or contract; provided that Parent shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).
71.Budget. As soon as available, and in any event within sixty (60) days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2020, a consolidated budget for the then-current fiscal year (collectively, the “Budget”), which Budget shall be accompanied by a certificate of a Responsible Officer stating that such Budget have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget and that such variations may be material.
72.Compliance Certificates.
xx.Commencing with the fiscal quarter ending March 31, 2021, concurrently with the delivery of any financial statements pursuant to Sections 5.2(a)(i) and (ii), a certification (the “Consolidated Revenue Compliance Certificate”) substantially in the form of Exhibit D hereto as to (x) the absence of a Default or Event of Default (or to the extent a Default or Event of Default has occurred and is continuing, a description and actions taken or proposed taken with respect thereto), (y) the calculation of Consolidated Revenue and confirmation as to whether the Credit Parties are in compliance with Section 6.16, and (z) to the extent not previously disclosed to the Agent, (1) a description of any change in the jurisdiction of organization of any Credit Party, (2) a list of any registered Intellectual Property acquired or developed by any Credit Party during the applicable period and (3) a description of any Person that has become a Subsidiary, in each case since the date of the most recent Consolidated Revenue Compliance Certificate delivered pursuant to this clause (i) (or, in the case of the first such report so delivered, since the Closing Date).
xxi.As soon as available, but in any event within thirty (30) days after the end of each calendar month, a certification substantially in the form of Exhibit E hereto as to (x) the absence of a Default or Event of Default (or to the extent a Default or Event of Default has occurred and is continuing, a description and actions taken or proposed taken with respect thereto), and (y) the calculation of Liquidity and confirmation as to whether the Credit Parties are (and have at all times since the date of the previously delivered Compliance Certificate (or if there has not previously been a Compliance Certificate delivered, the Closing Date)) in compliance with Section 6.17.
73.DAC6. The Parent shall supply to the Agent (in sufficient copies for all of the Lenders, if the Agent so requests): (x) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Loan Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of DAC6; and (y) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any Subsidiary or by any adviser to any such Subsidiary in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).
74.Notice of Defaults or Events of Default, ERISA Events, Material Adverse Changes; Breach of Material Contract; Junior Indebtedness. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of Parent or the Borrower shall have obtained knowledge thereof, of the occurrence of any:
xxii.Default or Event of Default;
xxiii.ERISA Event, material commitment by a Credit Party or ERISA Affiliate to maintain or contribute to a Plan or a Multiemployer Plan, or establishment by a Credit Party or a Subsidiary thereof of an Employee Benefit Plan that provides material subsidized post-termination medical or welfare benefits (other than in connection with bona fide severance or to comply with COBRA or similar state law);
xxiv.Material Adverse Change;
xxv.material breach or non-performance of, or any default under, any Material Contract;
xxvi.(x) default or event of default under or in respect of any Junior Indebtedness, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto, and (y) material amendments, waivers, consents, supplements and forbearance agreements under or in respect of any Junior Indebtedness, and upon execution thereof, copies of such amendments, waivers, consents, supplements and forbearance agreements;
xxvii.product recalls, safety alerts, corrections, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued by a Credit Party, any Subsidiary thereof or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product, or any basis for undertaking or issuing any such action or item;
xxviii.claim by any Person that the conduct of such Credit Party’s or such Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) infringes on Intellectual Property of such Person; and
xxix. infringement or other violation by any Person on the Intellectual Property of a Credit Party or Subsidiary thereof.
75.Legal Action Notice. Prompt written notice (which shall be deemed given to the extent reported in the Parent’s periodic reporting under the Exchange Act and available on the SEC’s EDGAR system (or any successor system adopted by the SEC)) of any legal action, litigation, investigation or proceeding pending or threatened in writing against any Credit Party or any Subsidiary (i) that could reasonably be expected to result in uninsured damages or costs to such Credit Party or such Subsidiary in an amount in excess of the materiality thresholds applied by Parent in accordance with the Exchange Act and related regulations and standards for purposes of its Exchange Act reporting or (ii) which alleges potential violations of the Health Care Laws, the FDA Laws or any applicable statutes, rules, regulations, standards, guidelines, policies and order administered or issued by any foreign Governmental Authority, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and in each case, provide such additional information as the Agent may reasonably request in relation thereto; provided that the Credit Parties shall not be obligated to disclose any information that is reasonably subject to the assertion of attorney-client privilege or attorney work-product).
c..Taxes
. Timely file all foreign, federal and state income and other material required Tax returns and reports or extensions therefor and timely pay all material foreign, federal, state and local Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it is being contested in good faith by appropriate proceedings instituted within applicable time limits and diligently conducted, so long as adequate reserves with respect thereto have been maintained in accordance with Applicable Accounting Standards and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale of any portion of any Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Parent or any of its Subsidiaries).
d..Insurance
. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Parent and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Any products liability or general liability insurance maintained in the United States and England and Wales regarding Collateral shall name Agent as additional insured or loss payee, as applicable.
e..Operating Accounts
. In the case of any Credit Party, contemporaneously with the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in the United States or England and Wales, subject such account to a Control Agreement that is reasonably acceptable to the Agent or, with respect to a Collateral Account in England and Wales, deliver the notices of assignment required pursuant to the English Debenture, in order to perfect the Agent’s Lien in favor and for the benefit of Agent and the other Secured Parties. For each Collateral Account that each Credit Party at any time maintains, such Credit Party shall cause the applicable bank or other depository or financial institution located in the United States or England and Wales at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or deliver notices of assignment as required pursuant to the English Debenture, as the case may be, to perfect Agent’s Lien in favor and for the benefit of Agent and the other Secured Parties in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Agent. The provisions of the previous two (2) sentences shall not apply to (i) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (ii) zero balance accounts, (iii) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (iv) merchant accounts, (v) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (vi) accounts which constitute cash collateral in respect of a Permitted Lien and (vii) any account, the cash balance of which does not exceed

$20,000,000 in the aggregate with respect to all such accounts under this clause (vii) at any time (all such accounts, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is forty-five (45) days (or such longer period as the Agent may agree in its sole discretion) after the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regard to Collateral Accounts of the Credit Parties acquired in connection with such Acquisition or other Investment.
f..Compliance with Laws
. Comply with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, the IRC (including requirements for intended tax treatment), Health Care Laws and the Federal Fair Labor Standards Act), except if the failure to comply therewith could not, individually or together with any other such failures, reasonably be expected to result in a Material Adverse Change; provided, that with respect to Requirements of Laws and all orders, writs, injunctions, decrees and judgments with respect to Anti-Terrorism Laws, Anti-Money Laundering Laws, OFAC, FCPA, and similar Laws, the Credit Parties and each of their Subsidiaries shall comply in all material respects; provided further that such compliance insofar as it relates to any Subsidiary resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade Act “Außenwirtschaftsgesetz” (“AWG”) is made only to the extent that they do not result in a violation of or conflict with section 7 AWV or EU Regulation (EC) 2271/96 or any similar applicable anti-boycott law or regulation. Compliance under this Section 5.6 in respect of any Secured Party resident in Germany (Inländer) within the meaning of section 2 para. 15 AWG is only to the extent that any Secured Party resident in Germany (Inländer) within the meaning of section 2 para. 15 AWG would be permitted to comply pursuant to section 7 AWV, EU Regulation (EC) 2271/96 and any similar applicable anti-boycott law or regulation.
g..Protection of Intellectual Property Rights
.
76.Except where the failure to do so could not reasonably be expected to materially interfere with the Credit Parties’ ability to conduct their business as conducted on the Effective Date or result in any material loss of rights relating to the Product, (i) file, prosecute, protect, defend and maintain the validity and enforceability of the Product IP; (ii) maintain the confidential nature of any material trade secrets and trade secret rights used in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; and (iii) not allow any Product IP to be abandoned, forfeited or dedicated to the public or any Material Contract to be terminated by Parent or any of its Subsidiaries, as applicable, without the Agent’s prior written consent (such consent not to be unreasonably withheld or delayed); provided, however, that with respect to any such Product IP that is not owned by Parent or any of its Subsidiaries, the obligations in clauses (i) and (iii) above shall apply only to the extent Parent or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.
77. (i) Except as Parent may otherwise determine in its reasonable business judgment, use commercially reasonable efforts, at its (or its Subsidiaries’, as applicable) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any and all actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary or desirable to (A)  file, prosecute and maintain the Product IP and (B) diligently defend or assert the Product IP against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within the Product IP, against any claims of invalidity or unenforceability (including by bringing any legal action for infringement, dilution, violation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any Product IP not to, and such Credit Party shall not, disclaim or abandon, or fail to take any action necessary or desirable to prevent the disclaimer or abandonment of Product IP.
h..
a..Books and Records
. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with Applicable Accounting Standards consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary), as the case may be.
b..Access to Collateral; Audits; Lender Calls
.
78. Allow Agent and each Lender, or their respective agents or representatives, at any time during the occurrence and continuance of an Event of Default during normal business hours and upon reasonable advance notice, to visit and inspect the Collateral and inspect, copy and audit any Credit Party’s Books. The foregoing inspections and audits shall be at the relevant Credit Party’s expense.
79.Upon the reasonable request of the Agent, conduct a meeting (which may be telephonic) of the Agent and Lenders to discuss the most recently reported financial results and the financial condition of Credit Parties, at which there shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by Agent or Required Lenders, such request or requests to be made at a reasonable time prior to the scheduled date of such meeting.
c..Use of Proceeds
. (a) Use the proceeds of the Term Loan solely (i) to refinance the Existing Indebtedness of the Credit Parties on the Closing Date (ii) to pay fees, premiums, costs, and expenses in connection with the funding of the Term Loan and repayment of the Existing Indebtedness, and (iii) for general corporate purposes of Parent and its Subsidiaries and (b) not use the proceeds of the Term Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Agent, Parent shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Agent.
d..Further Assurances
. Promptly upon the reasonable written request of the Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by the Agent to maintain, protect and enforce the Agent’s Lien in favor and for the benefit of the Agent and the other Secured Parties on Collateral securing the Obligations created under the Security Agreement, the Non-US Security Agreement and the other Loan Documents in accordance with the terms of the Security Agreement, the Non-US Security Agreement and the other Loan Documents, subject to Permitted Liens; provided, however, that with respect to any pledge of Equity Interests of Subsidiaries that do not constitute a Subject Subsidiary which, pursuant to Section 5.12 hereof, are required to be pledged to secure the Obligations, the Credit Parties and their Subsidiaries shall not be required to take any action under laws outside the United States or England and Wales to attach, maintain, perfect, protect or enforce the Lien of Agent in favor and for the benefit of the Agent and the other Secured Parties on any such Collateral.
e..Additional Collateral; Guarantors
.
80.From and after the Closing Date, except as otherwise approved in writing by the Agent, each Credit Party shall cause each of its Subsidiaries organized in the United States or England and Wales (other than Excluded Subsidiaries) to guarantee the Obligations and to cause each such Subsidiary to grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties, subject to Permitted Liens, all of such Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing, to secure such guaranty; provided, that such Credit Party’s obligations to cause any Subsidiaries formed or acquired after the Closing Date to take the foregoing actions shall be subject to the timing requirements of Section 5.13. Furthermore, except as otherwise approved in writing by Agent, each Credit Party, from and after the Closing Date, shall, and shall cause each of its Subsidiaries to grant the Agent in favor and for the benefit of the Agent and the other Secured Parties a first priority security interest in and Lien upon, and pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties, subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents, all of the Equity Interests (other than Excluded Equity Interests) of each first-tier Subsidiary owned by a Credit Party. In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Agent, such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Agent or duly executed in blank, in each case reasonably satisfactory to the Agent. In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Agent an executed uncertificated stock control agreement among the issuer, the registered owner and the Agent substantially in the form attached as an Annex to the Security Agreement.
81.In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of Parent) in excess of $10,000,000, unless otherwise agreed by the Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Agent, (i) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days after receipt of notice from the Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to the Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance satisfactory to the Agent.
82.Save as expressly contemplated by the English Debenture, no actions in any jurisdiction other than the United States or England and Wales shall be required in order to create any security interests in assets located or titled outside of the United States or England and Wales or to perfect such security interests, including any intellectual property registered in any jurisdiction other than the United States or England and Wales (it being understood that there shall be no Collateral Documents governed under the Laws of any jurisdiction other than the United States or England and Wales).
f..Formation or Acquisition of Subsidiaries
. If Parent or any of its Subsidiaries at any time after the Closing Date forms or acquires a Subsidiary organized in the United States or England and Wales (other than an Excluded Subsidiary) (including by division), as promptly as practicable but in no event later than thirty (30) days (or such longer period as the Agent may agree in its sole discretion) after such formation or acquisition: (a) without limiting the generality of clause (d) below, Parent and the Borrower will cause such Subsidiary to execute and deliver to the Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Security Agreement or other Collateral Documents, as applicable; (b) Parent and the Borrower will deliver to the Agent (i) true, correct and complete copies of the Operating Documents of such Subsidiary or in the case of a U.K. Credit Party, its constitutional documents, (ii) a Secretary’s Certificate, certifying that the copies of such Operating Documents (or in the case of a U.K. Credit Party, its constitutional documents) are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Agent) and (iii) a good standing certificate for such Subsidiary certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation; (c) Borrower and Parent will deliver to the Agent a Perfection Certificate, updated to reflect the formation or acquisition of such Subsidiary; and (d) Borrower and Parent will cause such Subsidiary to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such Subsidiary. Borrower and the Agent hereby agree that any such Subsidiary shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of the joinder contemplated by clause (a) above. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.
g..Post-Closing Requirements
. Parent will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Agent may agree in its sole discretion). All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.
h..Environmental
.

83.Deliver to the Agent:
xxx.as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Parent or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any material Environmental Claims;
xxxi.promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, no Credit Party shall have a duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;
xxxii.as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, or (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
xxxiii.prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (x) expose Parent or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change or (y) affect the ability of Parent or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Parent or any of its Subsidiaries to modify current operations in a manner that, individually or together with any other such proposed actions, could reasonably be expected to subject Parent or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
xxxiv.with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Agent in relation to any matters disclosed pursuant to this Section 5.15(a).
84.Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by

Parent or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Parent or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
i..Pensions
. The Parent shall ensure that no U.K. Credit Party is or at any time will be an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.
j..PSC Regime
. With respect to each U.K. Credit Party, whose shares are subject to Collateral:
85.each such Credit Party shall (i) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Collateral and (ii) promptly provide the Agent with a copy of that notice;
86.to the extent, in each case, where failure to comply, issue, provide, permit or notify would have or would reasonably likely to have a Material Adverse Change and invalidate or prejudice the validity, legality and/or enforceability of such Collateral each such Credit Party shall promptly: (i) notify the Agent of its intention to issue, or its receipt of, any warning notice or restrictions notice under Schedule 1 B of the Companies Act 2006 in respect of any shares which are subject to Collateral; and (ii) provide to the Agent a copy of any such warning notice or restrictions notice, in each case before it issues, or after it receives, any such notice;
87.shall not do anything, or permit anything to be done, which could result in any other person becoming a PSC Registrable Person in respect of a company whose shares are subject to Collateral or require that company to issue a notice under sections 7900 or 790E, or a warning or restrictions notice under Schedule 1 B, of the Companies Act 2006; and
88.for the purposes of withdrawing any restrictions notice or for any application (or similar) to the court under Schedule 1 B of the Companies Act 2006, each such Credit Party shall provide such assistance as the Agent may reasonably request in respect of any shares which are subject to Collateral and provide the Agent with all information, documents and evidence that it may reasonably request in connection with the same.
6.NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations), such Credit Party shall not, and shall cause each of its Subsidiaries not to:
a..Dispositions
. Convey, sell, lease, transfer, assign, contribute, covenant not to sue in relation to, enter into a coexistence agreement in relation to, grant any option, warrant or other right in relation to, exclusively or non-exclusively license out, or otherwise dispose of (including without limitation (a) any sale-leaseback, (b) by way of merger or (c) pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of (i) the property or assets of any Credit Party, (ii) the Product or (iii) any Intellectual Property that does not constitute Collateral under the Loan Documents, but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers; provided, that (x) in no event shall any Credit Party, directly or indirectly, Transfer the Product or any Intellectual Property related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product to any Person, other than entering into a license arrangement as expressly permitted pursuant to clauses (j) and (k) of the definition of “Permitted Transfer” and (y) Transfers of the Gene Therapy Portfolio shall only be permitted to the extent made pursuant to clause (a) of the definition of “Permitted Transfer”.
b..Fundamental Changes
.
89.Without at least ten (10) Business Days prior written notice to the Agent, solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation; provided, that in no event shall either the Parent or the Borrower change its jurisdiction of organization, incorporation or formation, or change its organizational structure or type, without the prior written consent of the Agent.
90.Permit a Credit Party to be a direct or indirect Wholly-Owned Subsidiary of a Subsidiary of the Parent that is not also a Credit Party.
91. Permit any Subsidiary of the Parent to issue any Equity Interests (whether for value or otherwise) to any Person other than (i) with respect to any Subsidiary of the Parent that is, as of the Closing Date, a Credit Party, the issuance of Equity Interests of such Credit Party to the direct parent (as of the Closing Date) of such Credit Party, (ii) with respect to any Subsidiary of Parent that becomes a Credit Party after the Effective Date, the issuance of Equity Interests to a Credit Party and (iii), with respect to any Subsidiary of the Parent that is not a Credit Party, to any other Subsidiary of the Parent, provided that no such issuance shall cause a Subsidiary that is (A) a Wholly-Owned Subsidiary of a Credit Party to cease to be wholly-owned by such Credit Party, or (B) majority-owned by a Credit Party to cease to be majority-owned by a Credit Party.
92.Permit a Wholly-Owned Subsidiary of a Credit Party to cease to a Wholly-Owned Subsidiary of such Credit Party, other than in connection with a Permitted Transfer of all of the Equity Interests of such Wholly-Owned Subsidiary to a Person that is not a Credit Party or Subsidiary thereof.
93.Permit Scioderm Limited to conduct, transact or engage in any business or operations, or otherwise hold any assets, other than to the extent necessary for the purposes of dissolving such Person.
c..Mergers, Acquisitions, Liquidations or Dissolutions
.

94.Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:
xxxv.any Subsidiary of Parent (other than the Borrower) may merge or consolidate with or into Parent, provided that Parent is the surviving entity,
xxxvi.any Subsidiary of the Borrower may merge or consolidate with or into the Borrower, provided that Borrower is the surviving entity
xxxvii.any Subsidiary of Parent (other than the Borrower) may merge or consolidate with any other Subsidiary of Parent (other than the Borrower), provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Agent a joinder to the Security Agreement in the form attached thereto and any relevant IP Security Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation to;
xxxviii.any Subsidiary of Parent (other than the Borrower) may divide itself into two (2) or more entities or be dissolved or liquidated, provided that the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party; and
xxxix.any Permitted Investment may be structured as a merger or consolidation; or
95.make, or permit any of its Subsidiaries to make, Acquisitions, including any purchase of the assets of any division or line of business of any other Person, other than Permitted Acquisitions or Permitted Investments.
d..Indebtedness
. Directly or indirectly, create, incur, assume, permit to exist or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.
e..Encumbrances
. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on (x) any property or asset of any Credit Party, (y) the Product or (z) any Intellectual Property that does not constitute Collateral under the Loan Documents, but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; provided, that in no event shall any Credit Party permit any Product, the Gene Therapy Portfolio, or any Intellectual Property related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product or the Gene Therapy Portfolio, be subject to a Lien incurred in connection with Indebtedness for borrowed money or (ii) permit (other than pursuant to the terms of the Loan Documents) any property and assets of the Credit Parties (other than Excluded Assets) to not be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the

Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Agent or failure of the Agent to perform an obligation of the Agent under the Loan Documents.
f..No Further Negative Pledge
s. Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor and for the benefit of the Agent and the other Secured Parties with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6(a), other than Permitted Negative Pledges.
g..Maintenance of Collateral Accounts
. Maintain any Collateral Account except pursuant to the terms of Section 5.5 hereof.
h..Distributions; Investments
.
96.Declare or pay any dividends or make any distribution or payment on or redeem, retire, defease, acquire, cancel, terminate or purchase (or set apart assets for a sinking or other analogous fund for the redemption, retirement, defeasance, acquisition, cancellation, termination or purchase of) any Equity Interests (or warrants, options or other right or obligation to purchase of acquire any such Equity Interests), whether in cash, property or obligations (each, a “Restricted Distribution”), except, in each case of this Section 6.8, for Permitted Distributions.
97.Directly or indirectly make any Investment other than Permitted Investments.
98.Notwithstanding the generality of the foregoing clauses (a) and (b), in no event shall a Credit Party, directly or indirectly, make a Restricted Distribution or Investment with any property or asset constituting the Product or any Intellectual Property related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product, in each case, to any Person.
i..No Restrictions on Subsidiary Distributions.
Enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Parent or any other Subsidiary of Parent, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any other Subsidiary of Parent, (c) make loans or advances to Parent or any other Subsidiary of Parent, or (d) transfer, lease or license any Collateral to Parent or any other Subsidiary of Parent, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.
j..Junior Indebtedness.
Make or permit any voluntary or optional prepayment, or otherwise repay, redeem, purchase, defease, acquire or satisfy prior to its regularly scheduled due date any (a) Indebtedness which is secured by a Lien on any Collateral, to the extent such Lien is junior in priority to the Lien on such Collateral securing any Obligations, (b) Subordinated Debt, (c) Permitted Convertible Bond Indebtedness or (d) unsecured Indebtedness for borrowed money (clauses (a) through (d), collectively, “Junior Indebtedness”), except:

(i) the conversion by Parent of any Permitted Convertible Bond Indebtedness issued and outstanding as of the Closing Date into or in exchange for other securities; (ii) cash payments to redeem any such Permitted Convertible Bond Indebtedness or to induce or to settle the conversion of any such Permitted Convertible Bond Indebtedness by the holders thereof, in an aggregate amount not to exceed $20,000,000 in any fiscal year; (iii) under the terms of any subordination, intercreditor, or other similar agreement to which any Junior Indebtedness is subject; (iv) Permitted Refinancing of any Junior Indebtedness with any Indebtedness permitted to be incurred under Section 6.4; (v) any prepayment, exchange or conversion of any Permitted Convertible Bond Indebtedness that is made or settled in Equity Interests of Parent or, solely in respect of any fractional shares to be issued, in cash; and (vi) with the proceeds from substantially concurrent equity contributions or issuances of new Equity Interests of Parent.
k..Amendments or Waivers of Organizational Documents or Junior Indebtedness
.
99.Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents (or in the case of a U.K. Credit Party, its constitutional documents), which amendment, restatement, supplement, modification or waiver would be materially adverse to the interests of the Secured Parties.
100. Amend, restate, supplement or otherwise modify, or waive, the terms of any (i) Subordinated Indebtedness, except to the extent permitted by the subordination agreement executed by the Agent or (ii) Junior Indebtedness not constituting Subordinated Debt if the effect of such amendment, restatement, supplement, modification or waiver would: (A) increase the interest rate on such Indebtedness by more than two percent (2.00%); (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to the Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to the Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (F) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Credit Parties, the Agent or the Lenders (in their respective capacities as such); or (G) otherwise be materially adverse to the interests of the Secured Parties.
l..Compliance
.
101.Become an “investment company” under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;
102.Cause or suffer to exist, and no ERISA Affiliate shall cause or suffer to exist, (i) any event that would result in the imposition of a Lien on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or Multiemployer Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii), could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; or
103.Permit the occurrence of any other event with respect to any Employee Benefit Plan, or any other plan or arrangement to provide pension, profit sharing, severance or deferred compensation which could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
m..Compliance with Anti-Terrorism Laws
. Agent hereby notifies each Credit Party that pursuant to the requirements of Anti-Terrorism Laws, and such Person’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Person listed on the OFAC Lists. Each Credit Party shall promptly (but in any event within three (3) Business Days) notify Agent in writing upon any Responsible Officer of Parent or Borrower having knowledge that any Credit Party or any Subsidiary or Affiliate of any Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
n..Amendments or Waivers of Material Contracts
. (a) Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any Material Contract or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any Material Contract, in each case of this Section 6.14, (i) which could reasonably be expected to, individually or together with any other such waivers, amendments, cancellations, terminations, exercises or failures, result in a Material Adverse Change or (ii) would be materially adverse to the interests of the Agent and the Lenders.
o..Transactions with Affiliates
. Enter into or permit to exist any arrangement, contract or transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate that is not a Credit Party or a Wholly-Owned Subsidiary of a Credit Party unless such transaction is in the ordinary course of business and pursuant to reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Parent or such Subsidiary.
p..Minimum Consolidated Revenue
. Permit Consolidated Revenue of the Parent and its Subsidiaries as of the last day for any period of four consecutive fiscal quarters ending on any date set forth below to be less than the minimum Consolidated Revenue amount set forth below opposite such date:

Fiscal Quarter Ending	Minimum Consolidated Revenue
March 31, 2021	$140,000,000
June 30, 2021	$140,000,000
September 30, 2021	$140,000,000
December 31, 2021	$175,000,000
March 31, 2022	$175,000,000
June 30, 2022	$175,000,000
September 30, 2022	$200,000,000
December 31, 2022	$200,000,000
March 31, 2023	$200,000,000
June 30, 2023 and each fiscal quarter thereafter	$225,000,000
q..Minimum Liquidity
. Permit Liquidity of the Parent and its Subsidiaries to be less than $75,000,000 at any time.
7.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
a..Payment Default
. Any Credit Party fails to (a) make any payment of any principal of the Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due, any payment of interest or premium pursuant to Section 2.2, including any applicable fees, the Prepayment Premium, or any other Obligations (which five (5) Business Day cure period shall not apply to any payments due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) or Section 2.2(b)(ii) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or the date of acceleration pursuant to Section 8.1(a) or Section 2.2(b)(ii) hereof).
b..Covenant Default
.
104.The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.12, 5.13 or 5.14 or (ii) violate any covenant in Section 6; or
105.The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure continues for ten (10) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure and (ii) written notice thereof shall have been given to the Parent or Borrower by the Agent. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.

c..Material Adverse Change
. A Material Adverse Change occurs.
d..Attachment; Levy; Restraint on Business
.
106.(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $20,000,000 on deposit or otherwise maintained with the Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, that no Credit Extensions shall be made during any thirty (30) day cure period; or
107.(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Parent and its Subsidiaries from conducting any material part of their business, taken as a whole.
e..Insolvency
.
108.An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
109.Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder); or
110.Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Subsidiary; (ii) a composition, compromise, assignment or arrangement with any creditor of any Subsidiary; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Credit Party or any of its assets; or (iv) enforcement of any Collateral over any assets of any Credit Party, or any analogous procedure or step is taken in any jurisdiction. The foregoing shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement.
f..Other Agreements
. Any Credit Party shall (a) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (b) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (b) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause (with or without the giving of notice, and taking into account any applicable grace periods or waivers), such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (b) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms); provided further that, it shall not constitute an Event of Default pursuant to this Section 7.6 unless the aggregate principal amount of all such Indebtedness referred to in clauses (a) and (b) exceeds the $20,000,000 at any one time.
g..Judgments
. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $20,000,000 (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
h..Misrepresentations
. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation, warranty, or other statement now or later in this Agreement, any other Loan Document or in any writing delivered to the Agent or the Lenders or to induce the Agent or any Lender to enter this Agreement or any other Loan Document, and such representation, warranty, or other statement is incorrect in any material respect (or, to the extent any such representation, warranty or other statement is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.
i..Loan Documents; Collateral
. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any portion of the Collateral having a fair market value, together with all such Collateral that is not subject to a valid security interest, in excess of $20,000,000, purported to be covered thereby or such security interest shall for any reason

(other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any portion of the Collateral having a fair market value, together with all such Collateral that is not subject to a valid security interest, in excess of $20,000,000 subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Agent or any Lender or the failure of the Agent or any Lender to perform an obligation under the Loan Documents.
j..Subordinated Debt
. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement, other than with respect to Permitted Liens.
k..ERISA Event
. An ERISA Event occurs that, individually or together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change or the imposition of a Lien on any Collateral.
8.RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
a..Rights and Remedies
. If any Event of Default occurs and is continuing, the Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
111.declare all Obligations (including, for the avoidance of doubt, the Prepayment Premium, as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations, including the Prepayment Premium, as applicable, are automatically and immediately due and payable without any action by the Agent), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, the Prepayment Premium, as applicable) shall become due and payable by Borrower without presentment, demand, protest or other notice of any kind, which are all expressly waived by the Credit Parties hereby;
112.stop advancing money or extending credit for Borrower’s benefit under this Agreement;
113.settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing the Credit Parties money of the Agent’s security interest in such funds, and verify the amount of the Collateral Accounts;
114.make any payments and do any acts it considers necessary or reasonable to protect the Collateral or Agent’s security interest in favor and for the benefit of the Agent and the other Secured Parties in the Collateral. The Credit Parties shall assemble the Collateral if the Agent requests and make it available as Agent designates. The Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest in favor and for the benefit of the Agent and the other Secured Parties and pay all expenses incurred. The Credit Parties grant the Agent a license to enter and occupy (and for its agents or representatives to enter and occupy) any of its premises, without charge, to exercise any of the Agent’s rights or remedies;

115.apply to the Obligations (i) any balances and deposits of the Credit Parties it holds, or (ii) any amount held by the Agent or the Lenders owing to or for the credit or the account of any Credit Party;
116.ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned by any Credit Party and included in Collateral, each Credit Party hereby grants to the Agent, for the benefit of all Secured Parties, as of the Closing Date, a non-exclusive, royalty-free license or other right to use, without charge, such Intellectual Property in advertising for sale and selling any Collateral and, in connection with the Agent’s exercise of its rights under this Section 8.1, the Credit Parties’ rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties.
117.place a “hold” on any account maintained with the Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
118.demand and receive possession of the Books of the Credit Parties regarding Collateral; and
119.exercise all rights and remedies available to the Agent and each Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
b..Power of Attorney
. Each Credit Party hereby irrevocably appoints the Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Credit Party’s name on any checks or other forms of payment or security; (b) sign such Credit Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Agent determines reasonable; (d) make, settle, and adjust all claims under such Credit Party’s products liability or general liability insurance policies maintained in the United States regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Agent or a third party as the Code permits. Each Credit Party hereby appoints the Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Agent’s security interest in favor and for the benefit of the Agent and the other Secured Parties in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full in cash in immediately available funds and the Agent or any Lender is not under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Agent and any Related Party thereof as each Credit Party’s attorney in fact, and all of the Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid in cash in immediately available funds and the Agent’s and each Lenders’ obligation to provide Credit Extensions terminates.
c..Application of Payments and Proceeds Upon Default
. During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below. All payments received by Agent in respect of the Obligations after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows:
i.First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Lender Expenses) payable to the Agent in its capacity as such;
ii.Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including Lender Expenses) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
iii.Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan and any fees or premiums (including the Prepayment Premium), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
iv.Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loan and any breakage, termination or other payment Obligations, ratably among the Lender in proportion to the respective amounts described in this clause Fourth payable to them;
v.Fifth, to the payment of all other Obligations (other than a Defaulting Lender) that are due and payable to the Agent and the other Secured Parties on such date), in each case, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties on such date;
vi.Sixth, to payment of any Obligations owed to Defaulting Lenders; and
vii.Last, the balance, if any, after all of the Obligations have been paid in full, in cash in immediately available funds, to the Borrower or as otherwise required by Law.
d..Agent’s Liability for Collateral
. So long as the Agent and each Lender complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Agent and/or the Lenders, neither the Agent nor any Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. The Credit Parties bear all risk of loss, damage or destruction of the Collateral.
e..No Waiver; Remedies Cumulative
. The Agent’s and/or the Lenders’ failure, at any time or times, to require strict performance by any Credit Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. The Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative. The Agent and the Lenders have all rights and remedies provided under the Code, by law, or in equity. The exercise by the Agent or any Lender of one right or remedy is not an election and shall not preclude the Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Agent and/or the Lenders of any Event of Default is not a continuing waiver. The Agent’s and/or the Lenders’ delay in exercising any remedy is not a waiver, election, or acquiescence.
f..Demand Waiver
. Each Credit Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Agent on which any Credit Party is liable.
9.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.
If to Borrower or any other Credit Party:
        Amicus Therapeutics International Holding Ltd
One Globeside
Fieldhouse Lane
Marlow
        Buckinghamshire SL7 1HZ
United Kingdom
        Attention: Nicole Reichman
Telephone: +44 1753 910635
        Email: Nreichman@amicusrx.com
with a copy to:

        Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
        Attention: Samantha Prout
Telephone: (609) 662-3871
        Email: sprout@amicusrx.com
with a copy to:
        Amicus Therapeutics, Inc.
1 Cedar Brook Drive
Cranbury, NJ 08512
        Attention: Ellen Rosenberg

Telephone: (609) 662-5019
        Email: erosenberg@amicusrx.com

with a copy to (which shall not constitute notice) to:

        Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square
        Eighteenth and Arch Streets
        Philadelphia, PA 19103.2799
Attention: Bradley J. Boericke
Telephone: (215) 981-4790
Facsimile: (215) 981-4750
        Email: Bradley.Boericke@troutman.com

If to the Agent: Hayfin Services LLP
        One Eagle Place
        London SW1Y 6AF
        United Kingdom
        Attention: Loan Operations
        Telephone: 020 7074 2900
        Email: gc@hayfin.com | Loanops@hayfin.com| Michael.Tischler@hayfin.com | Andrew.Merrill@hayfin.com

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
One International Place
Boston, MA 02110
Attention: Peter Antoszyk
Email: pantoszyk@proskauer.com

10.CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER
the Loan Documents shall be governed by, and construed and interpreted in accordance with the laws of the State of New York, without regard to any principles of conflicts of law that could require the application of the law of any other jurisdiction. Each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11.GENERAL PROVISIONS
a..Successors and Assigns
.
120.This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.
121.No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of the Agent and each Lender. Any Lender may sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, including with respect the Term Loan, to any third party without Borrower’s prior written consent, including to grant a participation in all or any part of, or any interest in, Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to the Term Loan (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, (i) that no Lender may make a Lender Transfer to (x) a Competitor of Parent without Parent’s prior written consent, (y) a natural person, or (z) any Credit Party or Affiliate thereof, (ii) except in the case of a Lender Transfer to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Loan, the amount of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any, (iii) the parties to each Lender Transfer shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless waived or reduced by the Agent in its sole discretion); provided, that to the extent Affiliates and Approved Funds of a Lender deliver to the Agent multiple Lender Transfers for concurrent acceptance, the processing and recordation fee for all such Assignments and Assumptions shall equal $3,500 in the aggregate, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Agent, from and after the effective date specified in each Assignment and Assumption, (1) the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.5, 2.6, and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment and will continue to be liable with respect to obligations that survive the termination of this

Agreement, including such assigning Lender’s obligations under Section 12). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.
122.In the case of a Lender Transfer in the form of a participation granted by a Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the Agent)) to the same extent as if it were a Lender that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the Lender (the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.
123.The Agent shall record any Lender Transfer in the Register. The Agent shall provide Borrower with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated. For the avoidance of doubt, if a Lender sells a participation it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”); provided, however, that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
124.Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void.
b..Indemnification; Lender Expenses
.
125.Each Credit Party agrees to indemnify and hold harmless each of the Agent, each Lender and their respective Affiliates and Approved Funds (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) no Credit Party shall have an obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of that Indemnified Person (or its Affiliates, Approved Funds or controlling Persons or their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from a material breach of any funding obligation of such Indemnified Person hereunder, and (iii) no Credit Party shall have an obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of any Credit Party, and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement. This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.
126.To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
127.Borrower shall pay, promptly following written demand therefor (including documentation to reasonably support such request) all Lender Expenses of the Agent and each Lender.
c..Severability of Provisions
. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
d..Correction of Loan Documents
. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as Lender provides the Credit Parties with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.

e..Amendments in Writing; Integration
.
128.
1.No amendment or modification of any provision of this Agreement or any other Loan Document (other than (i) the Fee Letter or (ii) any Control Agreement, which may be amended in writing by the Agent and the applicable Credit Party), or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders (or by the Agent acting at the direction of the Required Lenders); provided, however, that no such amendment, modification, waiver, discharge or termination contemplated in clauses (i) through (vi) shall, unless in writing and signed by all the Lenders expressly set forth therein, in addition to the Required Lenders (or by the Agent acting at the direction of the Required Lenders) and the Borrower, do any of the following:
viii.extend or increase the Term Loan Commitments or Term Loan of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 3 or of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Term Loan or Term Loan Commitment shall not constitute an extension or increase of the Term Loan or Term Loan Commitment of any Lender;
ix.postpone any date scheduled for, or reduce the amount of, any payment of principal, interest, fees, premiums (including the Prepayment Premium), or other amounts payable hereunder or under any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loan shall not constitute a postponement of any date scheduled for the payment of principal or interest;
x.reduce or forgive the principal of, or the rate of interest specified herein on, the Term Loan, or any fees, premiums (including the Prepayment Premium) or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby; provided that, for the avoidance of doubt, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
xi.amend, modify or eliminate (w) this Section 11.5, (x) the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Term Loan required to take any action under the Loan Documents, (y) any provision set forth in any Loan Document that alters the pro rata sharing provisions amongst the Lenders or (z) Section 8.3, in each case, without the written consent of each Lender;
xii.unless otherwise permitted under the Agreement, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each applicable Lender; or

xiii.unless otherwise permitted under the Agreement, release all or substantially all of the Guarantors (or all or substantially all of the aggregate value of the Guarantees), without the written consent of each applicable Lender;
and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Agent under this Agreement or any other Loan Document, or otherwise amend, modify or eliminate any provisions of Section 12.
2.Notwithstanding anything to the contrary contained in this Section 11.5, if the Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Agent (acting in its sole discretion) and the Borrower or any other relevant Credit Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
3.This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
f..Counterparts
. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
g..Survival
. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full in cash in immediately available funds. The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
h..Confidentiality
. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Agent, any Lender or any of their respective Affiliates or Approved Funds or when disclosed to the Agent, a Lender or any of their respective Affiliates or Approved Funds, or becomes part of the public domain after disclosure to the Agent, a Lender or any of their respective Affiliates or Approved Funds, in each case, other than as a result of a breach by Agent, a Lender or any of their respective Affiliates or Approved Funds of the obligations under this Section 11.8; or (ii) disclosed to the Agent, any Lender or any of their Affiliates or Approved Funds by a third party if Agent, any Lender or any of their Affiliates and Approved Funds do not know that the third party is prohibited from disclosing the information. Each of the Agent and the

Lenders shall not disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the exercise of its rights and the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, each of the Agent and the Lenders may disclose Confidential Information: (a) to its and its Affiliates’ and Approved Funds’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (including, for the avoidance of doubt, in connection with any proposed Lender Transfer); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Agent and each Lender agrees to endeavor to provide Borrower with prior written notice thereof and with respect to any law, regulation, subpoena or other order, to the extent that the Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) to the extent requested by regulators having jurisdiction over the Agent or any Lender or as otherwise required in connection with the Agent’s or any Lender’s examination or audit by such regulators; (e) as the Agent or any Lender considers reasonably necessary in exercising remedies under the Loan Documents; (f) to third-party service providers of the Agent or any Lender; (g) with the consent of the Borrower; (h) in connection with public filings required to be made by the Agent or any Lender; and (i) to any of Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and (i) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein. Nothing in any Loan Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement in Part II A 1 of Annex IV of Director 2011/16/EU.
The provisions of this Section 11.8 shall survive for a period of two (2) years following the date on which this Agreement terminates in accordance with the terms hereof.
i..Release of Collateral or Guarantors
.
4.Upon the payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations), and subject to the reinstatement provisions set forth in Section 8.1 of the Security Agreement, (i) the Collateral shall be automatically released from the security interests and Liens created by the Collateral Documents in favor of the Agent, for the benefit of itself and the Secured Parties, and (ii) each Guarantor shall be automatically released from its obligations to guaranty the Obligations pursuant to Article II of the Security Agreement.
5.At the time any Collateral is sold or to be sold as part of or in connection with any sale expressly permitted (other than a lease or license, and other than to a Person that is a Credit Party) hereunder or under any other Loan Document, such Collateral shall be automatically released from the security interests and Liens created by the Collateral Documents in favor of the Agent, for the benefit of itself and the Secured Parties.
6.No Guarantor shall be released from its guaranty of any Obligation prior to the payment in full of all Obligations, in cash in immediately available funds (other than inchoate indemnity obligations) unless all of the Equity Interests of such Guarantor owned by any Credit Party are sold or transferred (in a transaction or series of transactions) to a Person that is not a Credit Party in any sale or transaction expressly permitted hereunder or under any other Loan Document.
j..Right of Set-Off
. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, the Agent is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Agent or any Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to the Agent or any Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Agent or any Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. The Agent agrees promptly to notify Borrower after any such set off and application made by the Agent; provided that the failure to give such notice shall not affect the validity of such set off and application.
k..Marshalling; Payments Set Aside
. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. Each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, and Agent’s Liens securing such obligation shall be effective, revived, and remain in full force and effect, in each case, as fully as if such recovered payment had not been made. The provisions of this Section 11.11 shall survive the payment in full of the Obligations and the termination of this Agreement
l..Electronic Execution of Documents
. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Requirements of Law, including any state law based on the Uniform Electronic Transactions Act.
m..Captions

. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
n..Construction of Agreement
. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.
o..Third Parties
. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
p..No Advisory or Fiduciary Duty
. The Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agent and the Lenders, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Agent and the Lenders, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, each of the Agent and the Lenders are acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent, any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that either the Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.
q..Contractual recognition of bail-in
. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

7.any Bail-In Action in relation to any such liability, including (without limitation):
xiv.a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
xv.a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
xvi.a cancellation of any such liability; and
xvii.a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
r.. Currency Equivalents Generally.
8.For purposes of determining compliance with the provisions of this Agreement generally, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 5.2(a) at the time of determination; provided that no Default or Event of Default shall be deemed to have occurred thereafter solely as a result of such changes in rates of exchange thereafter .
9.Each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.
s..Reinstatement
. Each Credit Party agrees that, if any payment made by any Credit Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Credit Party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral granted pursuant to the Collateral Documents securing such Credit Party’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Credit Party in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
t..Restricted Licenses.
10.Notwithstanding any restrictions on transfers or encumbrances set forth in any Specified Intercompany Agreement, each of Parent and U.K. OpCo intend for the Specified Intercompany Agreements to not constitute a Restricted License and, in connection therewith, hereby consent to the grant of a security interest in favor of the Agent in such other Person’s interests under each Specified Intercompany Agreement. Furthermore, each of Parent and U.K. OpCo consent to the assignment by such other Person of its interests under each Specified Intercompany Agreement to the Agent or any designee in connection with any exercise of remedies permitted under the Loan Documents.
11.Each Credit Party hereby agrees that, following the Effective Date, it will not enter into, and shall not permit its Subsidiaries to enter into, as licensor any license agreement with any other Credit Party or a Subsidiary of a Credit Party as licensee, which prohibits or otherwise restricts the licensee from granting a security interest to the Agent in such licensee’s interest in such license agreement in a manner enforceable under Requirements of Law, except to the extent the licensor of such license is otherwise prohibited from permitting such security interest.
12.AGENT
a..Appointment and Authority
.
12.Each of the Lenders hereby irrevocably appoints Hayfin Services LLP to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent, through its agents or employees, to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.6 (solely with respect to the removal and consent rights of the Borrower set forth therein) and Section 12.10 (solely with respect to the requirement for execution, filing and other actions with respect to the Collateral Documents and other collateral documentation set forth therein)) are solely for the benefit of the Agent and the Lenders, and no Credit Party shall have rights as a third party beneficiary of any of such provisions. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (i) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (ii) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (iii) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (iv) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (v) perform, exercise, and enforce any and all other rights and remedies of the Secured Parties with respect to any Credit Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (vi) incur and pay such Lender Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
13.The Agent shall also act as the secured party and “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as secured party and “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 12.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent, shall be entitled to the benefits of all provisions of Section 2.4, Section 11

(including Section 11.2), and this Section 12, as though such co-agents, sub-agents and attorneys-in-fact were the secured party and “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agent to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by the Agent shall bind the Lenders and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
b..Rights as a Lender
. Hayfin Services LLP and its Affiliates and Approved Funds may make loans to, issue letters of credit for the account of, accept deposits from, provide other bank products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Credit Party and its Subsidiaries and Affiliates, Approved Funds and any other Person party to any Loan Document as though Hayfin Services LLP were not Agent hereunder, and, in each case, without notice to or consent of any Secured Party. The Lenders and each other Secured Party acknowledge that, pursuant to such activities, Hayfin Services LLP or its Affiliates or Approved Funds may receive information regarding a Credit Party or its Affiliates, Approved Funds or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Credit Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them.
c..Exculpatory Provisions
. Neither the Agent nor any Agent-Related Person shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent and each Agent-Related Person:
1.shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
2.shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be a violation of automatic stay under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law, or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law;
3.shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates or Approved Funds that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates or Approved Funds in any capacity;
4.shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8 and Section 11.5) or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction;
5.shall be deemed not to have knowledge of any Default unless and until written notice stating it is “notice of default” and referring to this Agreement and describing such Default is given to the Agent by the Borrower or a Lender;
6.shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent; and
7.shall not be responsible for the negligence or misconduct of any sub-agent that it selects as provided in Section 12.5 absent bad faith, gross negligence or willful misconduct by the Agent (as determined in a final non-appealable judgment by a court of competent jurisdictions) in the selection of such sub-agents.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates or Approved Funds, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, Approved Funds’ participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates, Approved Funds or agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under any Anti-Terrorism Law. No Agent-Related Person shall have any liability to any Lender or any of their respective Affiliates or Approved Funds if any request for a Term Loan or other extension of credit was not authorized by the Borrower.
Each party to this Agreement acknowledges and agrees that the Agent may from time to time use one or more outside service providers for the tracking of all UCC-1 financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to the Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Credit Parties. The Agent shall not be liable for any action taken or not taken by any such service provider. Neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Agent under or in connection with any of the Loan Documents.
d..Reliance by Agent
. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
e..Delegation of Duties
. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
f..Resignation of Agent
. Hayfin Services LLP (or any successor Agent) may resign as the Agent upon ten (10) days’ notice to the Lenders and the Borrower; provided, that if no successor Agent is appointed in accordance with the terms set forth below within such 10-day period, the Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is thirty (30) days after the last day of such 10-day period. Upon the resignation or removal of the Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed by the Required Lenders prior to the effective date of the resignation or removal of the Agent, the retiring or removed Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 12.6. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent. Upon resignation or removal, the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 12.6). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or the removed Agent’s removal hereunder and under the other Loan Documents, the provisions of this Section 12 and Sections 2.4 and 11.2 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
g..Non-Reliance on Agent and Other Lenders
. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof . Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
h..No Other Duties, Etc
. Anything herein to the contrary notwithstanding, the Agent shall have no powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.
i..Agent May File Proofs of Claim
. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, assignment for the benefit of creditors, moratorium, rearrangement, or similar law or any other judicial proceeding relative to any Credit Party, the Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
8.to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.4 and 11.2) allowed in such judicial proceeding; and
9.to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.4 and 11.2.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any reorganization plan, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender or in any such proceeding.
j..Collateral and Guaranty Matters
. The Lenders irrevocably authorize the Agent:
10.to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;
11.to automatically release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Term Loan Commitments and payment in full of all Obligations, in cash in immediately available funds, (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any disposition or sale permitted (other than a lease and other than to a Person that is a Credit Party) hereunder or under any other Loan Document, (iii) subject to Section 11.5, if the release of such Lien is approved, authorized or ratified in writing by the applicable Lenders required pursuant to Section 11.5, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Security Agreement, to the extent permitted hereunder; and
12.to release or subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is securing Indebtedness of the type contemplated by clause (d) of the definition of “Permitted Indebtedness” to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens.
Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 12.10. In each case as specified in this Section 12.10, the Agent will (and each Lender irrevocably authorizes the Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to evidence the release of such Guarantor from its obligations under the Security Agreement, in each case in accordance with the terms of the Loan Documents and this Section 12.10.
Agent shall have no obligation whatsoever to any of the Lenders or other Secured Parties (i) to verify or assure that the Collateral exists or is owned by a Credit Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender or any other Secured Party as to any of the foregoing, except as otherwise expressly provided herein.
The Credit Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the other Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the other Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of any of the entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the other Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.
k..Indemnification by Lenders
. To the extent required by any applicable Laws, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.6, each Lender shall severally indemnify and hold harmless the Agent against, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), (ii) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so),

(iii) any Taxes attributable to such Lender’s failure to comply with the provision of Section 11.1 relating to the maintenance of a Participant Register and (iv) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 12.12. The agreements in this Section 12.12 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.
l..Patriot Act
. Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations: (i) within ten (10) days after the Closing Date, and (ii) at such other times as are required under the Patriot Act.
m..Costs and Expenses; Indemnification
. Agent may incur and pay Lender Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by the Credit Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all indemnified liabilities described in Section 11.2; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting solely from such Person’s bad faith, gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
n..Survival
. This Section 12 shall survive the termination of this Agreement, the repayment, satisfaction or discharge of all Obligations and the resignation or replacement of the Agent.
13.GUARANTY
a..Guaranty
. To induce the Lenders to make the Term Loan to Borrower on the Closing Date, each Guarantor, jointly and severally with each other Guarantor, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of Borrower existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Secured Party hereunder or under any other Loan Document.
b..Limitation of Guaranty
. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder (the “Maximum Guaranteed Amount”) shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 13.7 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.
c..Authorization; Other Agreements
. Agent on behalf of itself and the other Secured Parties is hereby authorized, without notice, to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following but subject in all cases to the terms and conditions of the other Loan Documents
13.subject to compliance with Section 11.5, (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

14.apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;
15.refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;
16.(i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and
17.settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.
d..Guaranty Absolute and Unconditional
. Each Guarantor hereby waives and agrees not to assert any defense (other than the indefeasible payment in full, in cash in immediately available funds, of the Guaranteed Obligations as specified in clause (f) below), whether arising in connection with or in respect of any of the following clauses (a) through (f) or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following clauses (a) through (f) (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Agent):
18.the invalidity or unenforceability of any obligation of Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;
19.the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;
20.the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;
21.any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against Borrower, any other Guarantor or any of Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;
22.any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default and during the continuance thereof by Agent on behalf of itself and any other Secured Party to proceed separately against any Collateral in accordance with Agent’s and any other Secured Party’s rights under any applicable Requirements of Law; or

23.any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of Borrower, any other Guarantor or any other Subsidiary of Borrower, in each case other than the indefeasible payment in full in cash in immediately available funds of the Guaranteed Obligations (other than inchoate indemnity obligations).
e..Waivers
. To the fullest extent permitted by Requirements of Law, each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of Borrower or any other Guarantor. Until the indefeasible payment in full, in cash in immediately available funds, of the Guaranteed Obligations (other than inchoate indemnity obligations), each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder, or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor; provided, that such claims, rights and remedies shall remain waived and released at any time the Agent or any of the other Secured Parties (with or through their designees) have acquired all or any portion of the Collateral by credit bid, strict foreclosure or through any other exercise of remedies available to the Agent or the other Secured Parties pursuant to this Agreement or the other Loan Documents. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.
f..Reliance
. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that reasonable and diligent inquiry would reveal, and each Guarantor hereby agrees that neither Agent nor any other Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event Agent, or any other Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Person shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that Agent or any other Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.
g..Contribution
. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term Loan and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.
14.DEFINITIONS
a..Definitions
. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, instrument or other document include any amendments, restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with Applicable Accounting Standards; (k) references to any time of day shall be to Eastern Standard time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. As used in this Agreement, the following capitalized terms have the following meanings:
“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.
“Acquisition Consideration” is defined in the definition of “Permitted Acquisition”.
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of the Credit Parties, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries.
“Affiliate” means, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least ten percent (10%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Agent or any Lender be deemed to be an Affiliate of Parent or any of its Subsidiaries.

“Agent” means Hayfin Services LLP, in its capacity as administrative agent and collateral agent under this Agreement and any other Loan Document, or any successor administrative agent and collateral agent.
“Agent-Related Person” means the Agent, together with each of its respective Affiliates, Approved Funds, officers, directors, employees, partners, agents, advisors and other representatives.
“Agreement” is defined in the preamble hereof.
“Anti-Money Laundering Laws” is defined in Section 4.18(b).
“Anti-Terrorism Laws” means any Anti-Money Laundering Laws or other laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Applicable Accounting Standards” means with respect to Parent and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Applicable Mandatory Prepayment” is defined in Section 2.2(e).
“Applicable Margin” means a percentage per annum equal to (a) for LIBOR Rate Loans, six and one-half percent (6.50%) and (b) for Base Rate Loans, five and one-half percent (5.50%).
“Approved Fund” means Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Asset Acquisition” means, with respect to Parent or any of its Subsidiaries, any purchase, in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person). For the avoidance of doubt, “Asset Acquisition” includes any co-promotion or co-marketing arrangement pursuant to which Parent or any Subsidiary acquires rights to promote or market the products of another Person.
“Asset Sale” means any Transfer, other than Transfers expressly permitted under clauses (a), (b), (d), (e), (f), (g), (h), (i), (j)(i), (j)(ii) (solely to the extent the terms of the exclusive license permitted by such clause (j)(ii) are consistent with a commercial transaction negotiated at arm’s-length), (j)(iii), (j)(iv) or (k) of the definition “Permitted Transfer”.
“Assignment and Assumption”: an Assignment and Assumption substantially in the form of Exhibit G hereto or any other form approved by the Agent.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:
24.in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and
25.in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) 2.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the day of such change in the Prime Rate or the Federal Funds Rate, respectively.
“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.
“Blocked Person” means (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person fifty percent (50%) or more owned by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which the Agent or any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” is defined in the preamble hereof.
“Borrowing Notice” is defined in Section 2.2(a)(ii).
“Borrowing Resolutions” means, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to the Agent pursuant to Section 3.1 approving the Loan Documents to which such Person is a party and the transactions contemplated thereby (including the Term Loan), together with a certificate executed by its Secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) and title(s) of the officers of such Person authorized to execute the Loan Documents to which such Person is a party on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that the Agent and the Lenders may conclusively rely on such certificate with respect to the authority of such officers unless and until such Person shall have delivered to the Agent and the Lenders a further certificate canceling or amending such prior certificate.
“Budget” is defined in Section 5.2(b).
“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York, London or Luxembourg.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with Applicable Accounting Standards, is required to be accounted for as a finance lease on the balance sheet of that Person.
“Cash Equivalents” means
(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or, in the case of any Subsidiary not organized in the United States, by the government of any other member country of O.E.C.D. (provided that the full faith and credit of the United States or such other member country of O.E.C.D., as applicable, is pledged in support of those securities), in each case, having maturities of not more than two (2) years from the date of acquisition;
(b) certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
(c) commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within two (2) years after the date of acquisition;
(d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(e) investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;
(f) investments in money market funds rated “AAA” (or the equivalent thereof) or better by S&P or “Aaa” (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and

(g) other investments in accordance with the Borrower’s investment policy as of the Closing Date.
“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation with Parent) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of greater than thirty-five percent (35%) of the shares of the then outstanding capital stock of Parent ordinarily entitled to vote in the election of directors; (b) a sale of all or substantially all of the consolidated assets of Parent and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); (c) a merger or consolidation involving Parent or the Borrower in which the Parent or the Borrower is not the surviving Person; or (d) Parent ceasing to directly own one hundred percent (100%) of the issued and outstanding Equity Interests of Borrower.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charged Company” is defined in Section 3.1(g).
“Cipaglucosidase Alfa/Miglustat” means the Credit Parties’ therapy formerly known as AT-GAA, in clinical development as of the Effective Date, that consists of a recombinant human acid alpha-glucosidase (rhGAA) enzyme with an optimized carbohydrate structure (designated by Parent as ATB200) administered with a small molecule pharmacological chaperon.
“Closing Date” means the date on which the Term Loans are advanced by the Lenders to the Borrower.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Agent’s Lien in favor and for the benefit of the Agent and the other Secured Parties on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Collateral Documents, but in any event excluding all Excluded Assets.
“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States or England and Wales, any Securities Account of a Credit Party maintained with a securities intermediary located in the United States or England and Wales, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States or England and Wales, in each case, other than an Excluded Account.
“Collateral Documents” means the Security Agreement, the Non-US Security Agreement, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Competitor” means, at any time of determination, (i) any Person identified as a competitor in the Parent’s 10-K annual filing with the SEC, available on the SEC’s EDGAR system (or any successor system adopted by the SEC), (ii) any Person identified in writing by the Borrower to the Agent which the Parent in good faith intends to identify as a competitor in the Parent’s subsequent 10-K annual filing; provided, to the extent the Person identified in writing by the Borrower is not subsequently identified as a competitor in the Parent’s next 10-K annual filing, such Person shall not constitute a Competitor, and (iii) Affiliates of such Persons set forth in clause (i) or (ii) above (in the case of Affiliates of such Persons set forth in clause (i) or (ii) above, other than bona fide debt funds) that are either (x) identified in writing from time to time, in each case, by the Borrower to the Agent or (y) reasonably identifiable as an Affiliate of such Persons on the basis of such Affiliate’s name; provided, that, to the extent Persons are identified as Competitors in writing by the Borrower to the Agent after the Closing Date, the inclusion of such Persons as Competitors shall not retroactively apply to prior assignments or participations.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Revenue” means (a) the gross revenue of Parent and its Subsidiaries for any applicable four fiscal quarter period from the sale of the Product, determined in conformity with Applicable Accounting Standards, minus (b) the sum of all applicable (i) freight, insurance and other transportation and shipping charges, in each case included in the gross invoice price for such Product, (ii) sales, use, value-added, excise taxes and duties, in each case included in the gross invoice price for such Product, (iii) billbacks, chargebacks, customer adjustments (including payment discounts and customer pricing), performance allowances, promotional monies, trade, quantity, cash discounts, volume incentives, off invoice discounts, government and other third-party rebates, and product service fees with respect to such Product, (iv) allowances or credits, including those in respect of rejection, defects, damaged item credits, sales returns, retroactive price reductions, shipping charges, shipment shortages, shelf-stock adjustments, invoice errors, and replacement costs with respect to such Product, (v) allowances for invoices in respect of such Product outstanding in excess of seventy-five (75) days and reserved as “bad debt” by the Parent on its financial statements, and (vi) such other discounts and other deductions customary in the trade, in each case attributable to the sale of such Product in such Fiscal

Period as accrued (or as would be accrued) on financial statements prepared in accordance with Applicable Accounting Standards.
“Consolidated Revenue Compliance Certificate” is defined in Section 5.2(c).
“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligation for undrawn letters of credit for the account of that Person; or (c) any obligation of that Person to pay an earn-out, milestone payment or similar contingent or deferred consideration to a counterparty incurred or created in connection with an Acquisition, Transfer, Investment or other sale or disposition, including, with respect to any purchase price holdback in respect of a portion of the purchase price of an asset sold to that Person to satisfy unperformed obligations of the seller of such asset, any obligation to pay such seller the excess of such holdback over such obligations. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it reasonably determined by such Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, Lender and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Agent obtains control (within the meaning of the Code) over such Collateral Account.
“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).
“Credit Extension” means the Term Loan or any other extension of credit by Lender for Borrower’s benefit pursuant to this Agreement.
“Credit Party” means Borrower and each Guarantor.
“DAC6” means Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU (“DAC6”)
“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” means any Lender that, as reasonably determined by the Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Term Loan, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Disclosure Letter” means the disclosure letter, dated as of the Effective Date, delivered by the Credit Parties to the Agent.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein, and Norway.
“Effective Date” is defined in the preamble hereof.
“Employee Benefit Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA, maintained for employees of Parent or any of its Subsidiaries, or any such plan to which Parent or any of its Subsidiaries contributes or is required to contribute, or with respect to which Parent or any of its Subsidiaries has any liability.
“English Debenture” means the English law governed debenture between the Borrower, U.K. OpCo, U.K. Operations and the Agent, for the benefit of the Secured Parties and dated on or about the date of this Agreement.
“English Share Charge” means the English law governed share charge over the shares of the Borrower between the Parent and the Agent, for the benefit of the Secured Parties and dated on or about the date of this Agreement.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.
“Equity Interests” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided that Equity Interests shall not include any Permitted Convertible Bond Indebtedness.
“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is, or within the last six (6) years was, treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) a Plan is in “at risk” status (as defined in Section 430 of the IRC or Section 303 of ERISA); (c) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (d) the failure to make by its due date a required installment under Section 430(j) of the IRC (or Section 430(j) of the IRC, as amended by the Pension Protection Act of 2006) with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the filing pursuant to Section 412(c) of the IRC or Section 303(d) of ERISA (or after the effective date of the Pension Protection Act of 2006, Section 412(c) of the IRC and Section 302(c) of ERISA) of an application for a waiver of the minimum funding standard with respect to any Plan; (f) the incurrence by Parent or its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by Parent or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence, or the reasonable likelihood of incurrence, by Parent or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (i) the receipt by Parent or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in reorganization or in endangered, critical or critical and declining status, in each case, within the meaning of Title IV of ERISA; (j) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (k) the imposition on account of any Plan of a lien under the IRC or ERISA on the assets of Parent or its Subsidiaries or any of their respective ERISA Affiliates, or notification to Parent or its Subsidiaries or any of their respective ERISA Affiliates that such a lien will be imposed, or the posting of a bond or other security in lieu thereof; (l) the occurrence of an event, circumstance, transaction or failure which results in, or which would reasonably be expected to result in, material liability to a Credit Party or Subsidiary under Title I of ERISA or a tax under any of Sections 4971 through 5000 of the IRC.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default” is defined in Section 7.
“Event of Loss” means, with respect to any property or asset, any of the following: (a) any loss, destruction or damage of such property or asset; or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Act Documents” is defined in Section 4.8(a).
“Excluded Accounts” is defined in Section 5.5.
“Excluded Assets” means, collectively: (i) leasehold interests in real property, (ii) fee interests in real property with a fair market value (reasonably determined in good faith by a Responsible Officer of Parent) less than $10,000,000, (iii) with respect to any U.S. Credit Party, Excluded Property (as defined in the Security Agreement), and (iv) with respect to any U.K. Credit Party, Excluded Property (as defined in the English Debenture).
“Excluded Equity Interests” means, collectively: (i) any Equity Interests in a Subsidiary of a U.K. Credit Party that is not organized in the United States or under the laws of England and Wales; (ii) any Equity Interests of any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (iii) any Equity Interests of any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and (x) with respect to a consent, approval or waiver of a third party, the requirement to obtain such consent, approval or waiver shall have been in place at the Closing Date or at the time such Subsidiary is acquired (is not created in contemplation of or in connection with such Person becoming a Subsidiary) and (y) such consent, approval or waiver has not been obtained by Parent following Parent’s commercially reasonable efforts to obtain the same; (iv) any Equity Interests of any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Parent or an Affiliate of

Parent) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only (x) to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect and (y) to the extent such prohibition shall have been in place at the Closing Date or at the time such Subsidiary is acquired and is not created in contemplation of or in connection with such Person becoming a non-Wholly-Owned Subsidiary; and (v) any Equity Interests of any other Subsidiary with respect to which, Parent and the Agent reasonably determine by mutual agreement that the cost of granting the Agent in favor and for the benefit of the Agent and the other Secured Parties a security interest, in and Lien upon, and pledging to the Agent in favor and for the benefit of the Agent and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.
“Excluded Subsidiaries” means, collectively, (i) any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Subsidiary with respect to which the grant to the Agent in favor and for the benefit of the Agent and the other Secured Parties of a security interest in and Lien upon, and the pledge to the Agent in favor and for the benefit of the Agent and the other Secured Parties of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Parent or an Affiliate of Parent) and such consent, approval or waiver has not been obtained by Parent or such Subsidiary following Parent’s and such Subsidiary’s commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is formed of acquired after the Closing Date that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to Lender in favor and for the benefit of Lender and the other Secured Parties of a security interest in and Lien upon, and the pledge to Lender of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Parent or an Affiliate of Parent) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Subsidiary which as of the Closing Date is a non-Wholly-Owned Subsidiary; (v) any Immaterial Subsidiary; (vi) any Subsidiary which is not organized or incorporated in the United States or England and Wales; and (vii) any other Subsidiary with respect to which, Borrower and Lender reasonably determine by mutual agreement that the cost of granting the Agent in favor and for the benefit of the Agent and the other Secured Parties a security interest in and Lien upon, and pledging to the Agent in favor and for the benefit of the Agent and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Agent or a Lender or required to be withheld or deducted from a payment to the Agent or a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are otherwise Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires an interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(e), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) any U.K. Excluded Taxes.
“Existing Indebtedness” means Indebtedness incurred by Parent and the U.S. Credit Parties pursuant to that certain Loan Agreement, dated as of September 19, 2018, by and between Parent, the U.S. Credit Parties, and BPCR Limited Partnership (as successor to Biopharma Credit PLC), as Lender.
“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such sections of the IRC.
“FCPA” is defined in Section 4.18(a).
“FDA” means the United States Food and Drug Administration (and any foreign equivalent, including the European Agency for the Evaluation of Medicinal Products).
“FDA Good Manufacturing Practices” means the standards set forth in 21 C.F.R. Parts 210, 211 and 600 (and any foreign equivalents).
“FDA Laws” means all applicable statutes, rules, regulations and orders administered or issued by FDA (and any foreign equivalent).
“FDCA” is defined in Section 13.2
“Federal Funds Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain fee letter, dated the date hereof, by and among Parent, Borrower and the Agent.
“Fraudulent Transfer Laws” is defined in Section 13.2.
“Gene Therapy Portfolio Asset Sale” means any Transfer of all or any portion of the Gene Therapy Portfolio pursuant to clause (a) of the definition of “Permitted Transfer”, but excluding (i) any exclusive license of (or grant of a covenant not to sue with respect to) all or any portion of the Gene Therapy Portfolio or an exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights with respect to the Gene Therapy Portfolio, to third parties, in each case, outside the United States, the United Kingdom, France, Germany, Spain or Italy, solely to the extent the terms of the exclusive license are consistent with a commercial transaction negotiated at arm’s-length and (ii) any non-exclusive license of (or grant of a covenant not to sue with respect to) all or any portion of the Gene Therapy Portfolio.
“Gene Therapy Portfolio” means any Intellectual Property and other tangible or intangible assets or rights subject to or derived directly from the licenses described in Schedule 1(a) of the Disclosure Letter.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, government department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other federal or state health care programs.
“GSK Agreement” means the Second Restated Agreement, dated November 19, 2013, by and between Borrower and Glaxo Group Limited.
“Guaranteed Obligations” is defined in Section 13.1.
“Guarantor” means Parent and each Subsidiary of Parent that is a present or future guarantor of the Obligations, other than (i) the Borrower and (ii) any Excluded Subsidiary; provided, that in no event shall a Subsidiary that is not organized in the United States or England and Wales constitute a Guarantor.
“Guaranty” means the guaranty of the Guaranteed Obligations made by Guarantors as set forth in this Agreement.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively: (a) any and all federal, state or local laws, rules, regulations, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) federal and state laws and regulations governing the confidentiality of patient information, including HIPAA; (c) accreditation standards and requirements of all applicable state laws or regulatory bodies; (d) any and all federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (e) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (f) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (g) all reporting and disclosure requirements under the Medicaid Drug Rebate Program (e.g., Monthly and Quarterly Average Manufacturer Price, Baseline Average Manufacturer Price, and Rebate Per Unit, as applicable), Medicare Part B (Quarterly Average Sales Price), Section 602 of the Veteran’s Health Care Act (Public Health Service 340B Quarterly Ceiling Price), Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (h) all other applicable health care laws, rules, codes, statutes, regulations, manuals, orders, ordinances, policies, administrative guidance and requirements pertaining to Medicare or Medicaid; in each case, in any manner applicable to any Credit Party or any of its Subsidiaries; (i) any and all federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (A) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (B) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud, and (C) any insurance, health maintenance organization or managed care Requirements of Law; and (j) any and all foreign health care laws, rules, codes, regulations, manuals, orders, ordinances, statutes, guidelines, requirements and policies which, in each case, are analogous to any of the foregoing and applicable to any Credit Party or any of its Subsidiaries in any manner.
“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, any and all rules or regulations promulgated from time to time thereunder, and any state laws with regard to the security and privacy of health information which are not preempted by the Health Insurance Portability and Accountability Act of 1996 pursuant to 45 C.F.R. Part 160, Subpart B.
“Immaterial Subsidiary” means, at any date of calculation, any of Parent’s Subsidiaries (other than the Borrower) (a) whose total assets for the four fiscal quarter period ending on the date most recently ended for which financial statements have been delivered to Agent pursuant to Section 5.2(a)(i) or (ii) (whichever was most recently delivered to Agent) was less than 2.50% of the total assets of Parent and its Subsidiaries and (b) whose contribution to the Consolidated Revenue for such period was less than

2.50% of the Consolidated Revenue of Parent and its Subsidiaries for such period, in each case, determined in accordance with Applicable Accounting Standards; provided that if, at any time and from time to time after the Closing Date, Immaterial Subsidiaries that are not Guarantors solely because they do meet the thresholds set forth in clauses (a) and (b) comprise in the aggregate more than 5.00% of total assets as of the end of the most recently ended fiscal quarter of the Parent for which financial statements have been delivered to Agent pursuant to Section 5.2(a)(i) or (ii) (whichever was most recently delivered to Agent) or more than 5.00% of the Consolidated Revenue of Parent and its Subsidiaries for such applicable period, then Borrower shall (i) designate in writing to Agent one or more of such Immaterial Subsidiary(ies) as no longer an Immaterial Subsidiary(ies) to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.12 applicable to any such designated Subsidiary (in each case, in the time periods applicable as if such Immaterial Subsidiary(ies) had become Guarantors at such time).
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business consistent with past practice which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business consistent with past practice which are not more than one hundred twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits and (iv) prepaid or deferred revenue arising in the ordinary course of business consistent with past practice), including any obligation or liability to pay deferred or contingent purchase price or other consideration for such assets, properties, services or rights; (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) all obligations of such Person, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is one hundred and eighty (180) days after the Term Loan Maturity Date, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (j) all Contingent Obligations of such Person. For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Bond Indebtedness, but shall not include Permitted Warrant Transactions.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs,

reasonable and documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of one counsel for Indemnified Persons plus, if required, one local legal counsel in each relevant material jurisdiction, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing the indemnity hereunder), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the agreement of the Agent and the Lenders to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).
“Indemnified Person” is defined in Section 11.2(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Information Privacy or Security Laws” means HIPAA and any regulations promulgated thereunder, and all other Laws concerning the privacy or security of Personal Information, including any applicable foreign Laws, state data breach notification Laws, and state health information privacy Laws.
“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law in the United States or other applicable jurisdiction, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.
“Intellectual Property” means all:
(a) Copyrights, Trademarks, and Patents;
(b) trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;
(c) (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);
(d) all right, title and interest arising under any contract or Requirements of Law in or relating to Internet domain names;
(e) design rights;
(f) IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and

(g) any similar or equivalent rights to any of the foregoing anywhere in the world.
1.“Intercompany Subordination Agreement” means an intercompany subordination agreement executed and delivered by each applicable Credit Party, each of its applicable Subsidiaries and the Agent, in form and substance reasonably satisfactory to the Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.
2.“Interest Date” means March 31st, June 30th, September 30th and December 31st of each year.
3.“Interest Period” means, with respect to the Term Loan, (a) the period commencing on (and including) the applicable borrowing date of the Term Loan and ending on (and including) the first Interest Date following such borrowing, provided, that if such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if any such Interest Date is not a Business Day, the applicable Interest Period shall end on the first Business Day immediately preceding such Interest Date and (y) the Term Loan Maturity Date.
“Interest Rate Determination Date” means, with respect to a LIBOR Rate Loan, (a) initially, the Closing Date and (b) thereafter, the first day of each Interest Period (or, if any such day is not a Business Day, the first Business Day immediately following such day).
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition, (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person or (d) the guarantee, endorsement or otherwise becoming contingently liable in respect of the Indebtedness of any other Person.
“IP Agreements” means, collectively, (a) those certain Intellectual Property Security Agreements entered into by and between the Credit Parties, as the case may be, and the Agent, each dated as of the Closing Date, and (b) any Intellectual Property Security Agreement entered into by and between the Credit Parties, as the case may be, and the Agent after the Closing Date in accordance with the Loan Documents.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“IRC” means the Internal Revenue Code of 1986, as amended.

“Knowledge” or to the “knowledge” and similar qualifications or phrases means the actual knowledge, after reasonable investigation, of the Responsible Officers of Parent or such other Credit Party, as the context dictates.
“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.
“Lender Expenses” means (i) all reasonable and documented out-of-pocket fees and expenses of the Agent, the Lenders and their respective Related Parties for developing, preparing, amending, modifying, negotiating, executing and delivering, and administering the Loan Documents or any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein or otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses (including, without limitation, reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses, but limited to the reasonable and documented out-of-pocket fees and expenses of one legal counsel to the Agent, the Lenders and their respective Related Parties (taken as a whole) (plus, if required, (x) one local legal counsel to the Agent, the Lenders and their respective Related Parties (taken as a whole) in each relevant material jurisdiction) and (y) one specialty counsel to the Agent, the Lenders and their respective Related Parties (taken as a whole)), and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Agent, the Lenders and their respective Related Parties (including, without limitation, reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses, but limited, in the case of legal counsel, to the reasonable and documented out-of-pocket fees and expenses of one primary counsel for the Agent, the Lenders and their respective Related Parties (taken as a whole), of a single local counsel to Lender and its Related Parties (taken as a whole) in each relevant material jurisdiction, and, if required, one specialty counsel to the Agent, the Lenders and their respective Related Parties (taken as a whole)) (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs Parent of such conflict and thereafter retains its own counsel, of one additional primary firm of counsel for all such affected parties (taken as a whole) and one additional firm of local counsel for all such affected parties (taken as a whole) in each relevant material jurisdiction)), in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (B) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party, any Subsidiary of any Credit Party, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).
“Lender Transfer” is defined in Section 11.1(b).
“LIBOR Discontinuation Event” is defined in Section 2.3(e).
“LIBOR Rate” means, as of any Interest Rate Determination Date and for any Interest Period, the rate per annum equal to (a) the rate of interest appearing via a Bloomberg Terminal on Page US003M Index of the Bloomberg Financial Markets Information System (or any successor page) for three-month Dollar deposits or (b) if no such rate is available via a Bloomberg Terminal, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under clause (a) or (b) above at approximately 11:00 a.m., London time, on such Interest Rate Determination Date for a period of three months; provided, however, that, the LIBOR Rate shall at all times have a floor of one percent (1.00%).
“LIBOR Rate Loan” means a Term Loan that bears interest based on the LIBOR Rate.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.
“Liquidity” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents held in Collateral Accounts of the Credit Parties which are subject to a Control Agreement.
“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Fee Letter, the Security Agreement, the Non-US Security Agreement, the IP Agreements, the Perfection Certificates, any Control Agreement, any other Collateral Document, any Intercompany Subordination Agreement, any guaranties executed by a Guarantor in favor of the Agent in connection with this Agreement, and any other present or future agreement between or among a Credit Party and the Agent or any Lender, as the case may be, in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto.
“Make Whole Premium” means, as of any time of determination with respect to any prepayment (or in the case of a Prepayment Premium Trigger Event occurring under clauses (a)(ii), (b), (c) or (d) of the definition thereof, deemed prepayment) of all or any portion of the outstanding principal amount of the Term Loan, an amount, determined (without duplication) by the Agent, equal to the present value on such date of the sum of (x) 3.00% of the principal amount to be prepaid as if that amount would otherwise be prepaid on the second anniversary of the Closing Date, and (y) the amount of all interest which would otherwise have accrued hereunder for the period from the date of such prepayment to the second anniversary of the Closing Date, assuming an interest rate for such period equal to the sum of the Applicable Margin for LIBOR Rate Loans plus the greater of (A) 1.00% and (B) the LIBOR Rate as of such date of determination, computed using a discount rate equal to the Treasury Rate as of such date plus 50 basis points; provided that if the Agent is at any time unable to determine the LIBOR Rate, the LIBOR Rate shall be deemed to be 1.00%.
“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.
“Margin Stock” is defined in Section 4.14.
“Material Adverse Change” means any material adverse change in or effect on: (i) the business, financial condition, properties or assets (including all or any portion of Collateral), liabilities (actual or contingent), operations, or performance of the Credit Parties, taken as a whole, since December 31, 2019; (ii) without limiting the generality of clause (i) above, the rights of the Credit Parties, taken as a whole, in or related to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (iii) the ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; or (iv) the binding nature or validity of, or the ability of the Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents.
“Material Contract” means (i) each contract which is identified as a “Material Contract” in the Perfection Certificate, (ii) the Specified Intercompany Agreements, and (iii) any other contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, the GSK Agreement is a Material Contract.
“Maximum Guaranteed Amount” is defined in Section 13.2
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.) and all laws, rules, regulations, manuals, orders, or requirements pertaining to such program, including (a) all federal statutes affecting such program; (b) all state statutes and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and requirements of all Government Authorities promulgated in connection with such program (whether or not having the force of law).
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.) and all laws, rules, regulations, manuals, or orders pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the SSA or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and requirements of all Governmental Authorities promulgated in connection with such program (whether or not having the force of law).
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Parent or its Subsidiaries or any of their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Parent or its Subsidiaries or any of their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Parent or its Subsidiaries could incur material liability.
“Net Issuance Proceeds” means, in respect of any issuance of Indebtedness, the excess of: (a) the gross cash proceeds received by the issuer of such Indebtedness from such incurrence or issuance, over (b) all underwriting discounts, fees, commissions and reasonable out-of-pocket costs and expenses actually paid in connection therewith in favor of any Person not an Affiliate of the Borrower.
“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Transfer and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Transfer (i) the transaction costs, fees and expenses relating to such Transfer excluding amounts payable to the Borrower or any Affiliate of the Borrower, (ii) sale, use, income, withholding or other Taxes paid or reasonably estimated to be payable as a result thereof, (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a superior Lien on the asset which is the subject of such Transfer, (iv) any reserve reasonably established by the Parent and its Subsidiaries in respect of any liabilities or other obligations associated with such asset or assets and retained by the Parent or any of its Subsidiaries after such sale or other Transfer thereof, including pension and other post employment benefit liabilities and liabilities related to any indemnification obligations and/or purchase price adjustments associated with such transaction or commitments or undertakings of the Parent and its Subsidiaries pursuant to the agreement entered into in connection with such Transfer; provided, however, that upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (iv), the amount of such reversal shall be included in Net

Proceeds and (v) the amount of any cash escrow from the sale price for any relevant Transfer (until released from escrow), and (b) in the event of an Event of Loss, (i) all money actually applied to repair or reconstruct the damaged asset or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, (iii) any Taxes paid or reasonably estimated to be payable as a result thereof, and (iv) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. For the purposes of determining the Net Proceeds received by any Credit Party or Subsidiary thereof in connection with a license arrangement which constitutes an Asset Sale or Gene Therapy Portfolio Asset Sale, each payment from time to time received by the Credit Parties and their Subsidiaries in connection with such license arrangement shall be included in the aggregate Net Proceeds determination.
“Non-US Security Agreement” means each of the English Debenture and the English Share Charge.
“Obligations” means, collectively, the Credit Parties’ obligations that arise under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, including debts, principal, interest, Lender Expenses, the Prepayment Premium and any other fees, premiums expenses, indemnities and amounts any Credit Party owes to the Agent, the Lenders and the Secured Parties now or later, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.
“OFAC” is defined in Section 4.18(c).
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operating Documents” means, collectively with respect to any Person such Person’s formation documents as certified with the Secretary of State or other applicable Governmental Authority of such Person’s jurisdiction of formation on a date that is no earlier than thirty (30) days prior to the date on which such documents are due to be delivered under this Agreement and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), in each case, with all current amendments, restatements, supplements or modifications thereto.
“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.
“Other Connection Taxes” means, with respect to Lender or the Agent, Taxes imposed as a result of a present or former connection between Lender or the Agent and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Obligation or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” is defined in the preamble hereof.
“Participant Register” is defined in Section 11.1(d).
“Party” is defined in Section 2.6(g)(i).
“Patents” means all patents and patent applications (including any improvements, continuations, continuations-in-part, divisionals, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include all those filed with the U.S. Patent and Trademark Office and the European Patent Office.
“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Patent.
“Patriot Act” is defined in Section 3.1(i).
“Payment/Advance Form” means that certain form attached hereto as Exhibit A.
“Perfection Certificate” is defined in Section 4.6.
“Permitted Acquisition” means any Acquisition, so long as:
(a)  both before and immediately after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing;
1.the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same or a related line of business as that then-conducted by Parent or its Subsidiaries, including the treatment, prevention, palliation or diagnosis of any human or veterinary disease, disorder or condition, or (ii) a line of business that is ancillary to or in furtherance of a line of business as that then-conducted by Parent or its Subsidiaries;
2.in the case of an Asset Acquisition, the subject assets are being acquired or licensed by Parent or a Subsidiary of Parent, and (i) if acquired or licensed by a Credit Party the applicable Person shall have executed and delivered or authorized, as applicable, any and all security agreements, financing statements, fixture filings, and other documentation reasonably requested by the Agent in order to include the newly acquired or licensed assets within the Collateral, as applicable, to the extent required by Section 5.12, and (ii) if acquired or licensed by a Subsidiary of Parent that is not a Credit Party, or if such subject assets do not constitute Collateral, then the total consideration paid or payable (including without limitation, all transaction costs, assumed Indebtedness and the maximum amount of all earn outs, but disregarding any purchase price or working capital adjustments (such amounts, collectively the “Acquisition Consideration”) for all such assets, together with the Acquisition Consideration paid for

Stock Acquisitions described in clauses (d)(ii)(B) and (C) below and Investments made pursuant to clauses (k) and (p) of the definition of “Permitted Investment”, shall not exceed $50,000,000 in the aggregate;
3.in the case of a Stock Acquisition, (i) 100% of the Equity Interests issued by the target are acquired by the Parent or a Subsidiary and (ii) either (A) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party and the relevant Credit Party shall have complied with its obligations under Sections 5.12 and 5.13 and caused the target to become a Guarantor, (B) the subject Equity Interests are being acquired in such Acquisition directly by a Credit Party, but the target of the Stock Acquisition does not become a Guarantor and otherwise comply with Sections 5.12 and 5.13 or (C) the subject Equity Interests are not acquired in such acquisition directly by a Credit Party; provided, that the aggregate Acquisition Consideration paid in connection with Stock Acquisitions described in subclauses (B) and (C) above, together with the Acquisition Consideration paid for Asset Acquisitions described in clause (c)(ii) above and Investments made pursuant to clauses (k) and (p) of the definition of “Permitted Investment”, shall not exceed $50,000,000 in the aggregate;
4.any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively; and
5.both before and after giving effect to such Acquisition, the Credit Parties are in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.16 and Section 6.17.
“Permitted Bond Hedge Transaction” means any call, call spread or capped call option (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a fundamental change of Parent or other change of, or adjustment with respect to, the common stock of Parent) purchased or otherwise entered into by Parent in connection with the issuance of any Permitted Convertible Bond Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent from the sale of any related Permitted Warrant Transaction (or in the case of capped calls, where such proceeds are not received but are reflected in a reduction of the premium), does not result in the incurrence of additional Indebtedness by Parent (other than Indebtedness from the issuance of Permitted Convertible Bond Indebtedness in connection with such Permitted Bond Hedge Transaction).
“Permitted Convertible Bond Indebtedness” means any of the following: (a) Indebtedness of Parent having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into Equity Interests of Parent; provided, that (i) Permitted Convertible Bond Indebtedness shall be unsecured, (ii) no Subsidiary of Parent shall guarantee Permitted Convertible Bond Indebtedness, (iii) Permitted Convertible Bond Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Parent in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Parent in its good faith judgment), (iv) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Permitted Convertible Bond Indebtedness or would result therefrom, (v) Permitted Convertible Bond Indebtedness matures on a date that is at least 180 days following the Term Loan Maturity Date, and (vi) Parent shall have delivered to the Agent a certificate of a Responsible Officer of Parent certifying as to the foregoing; and (b) Indebtedness incurred under Parent’s unsecured convertible senior notes due December 15, 2023.
“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:

1.Dividends, distributions or other payments by any Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of its Equity Interests from, Parent or any other Wholly-Owned Subsidiary;
2.Dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;
3.Redemptions by Borrower in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;
4.[Reserved];
5.The conversion by Parent of any Permitted Convertible Bond Indebtedness issued and outstanding as of the Effective Date into or in exchange for Equity Interests of the Parent, other securities, the redemption of any such Permitted Convertible Bond Indebtedness for cash, or cash payments to induce or settle the conversion of any such Permitted Convertible Bond Indebtedness by the holders thereof in each case to the extent permitted by Section 6.10(ii);
6.[Reserved];
7.Cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;
8.In connection with any Acquisition or other Permitted Investment by Parent or any of its Subsidiaries, (i) the receipt or acceptance of the return to Parent or any of its Subsidiaries of Equity Interests of Parent constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;
9.The distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;
10.Dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;
11.Dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;
12.purchases of Equity Interests of Parent or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;
13.Issuance to directors, officers, employees or contractors of Parent of common stock of Parent upon the vesting of restricted stock, restricted stock units, or other rights to acquire common stock of Parent pursuant to plans or agreements approved by Parent’s Board of Directors or stockholders;

14.the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the issuer thereof held by any future, present or former employee, consultant, officer or director (or spouse or trust for the benefit of any of the foregoing or any lineal descendants thereof) of such issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (n) do not exceed in any calendar year the sum of (i) $20,000,000 plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;
15.[reserved];
16.[reserved]; and
17.other payments in respect of Equity Interests in an aggregate amount not to exceed $20,000,000 during the term of this Agreement, so long as both immediately before and after giving effect to any such payment in respect to Equity Interests, no Default or Event of Default has occurred and is continuing.
“Permitted Indebtedness” means:
i.Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;
i.Indebtedness existing on the Effective Date and shown on Schedule 12.1 of the Disclosure Letter; provided, that the Existing Indebtedness shall not constitute Indebtedness permitted under this clause (b) following the Closing Date;
ii.Subordinated Debt and Permitted Convertible Bond Indebtedness; provided, that in each case any such Indebtedness is unsecured; provided, further, that any and all such Indebtedness does not exceed $250,000,000 in the aggregate at any time outstanding;
iii.Indebtedness not to exceed $20,000,000 in the aggregate at any time outstanding, consisting of (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease obligations;
iv.Indebtedness in connection with corporate credit cards, purchasing cards or bank card products;
v.[reserved];
vi.Indebtedness assumed in connection with a Permitted Acquisition or other Permitted Investment (including Indebtedness of a Person that becomes a Subsidiary of Parent in connection with such Permitted Acquisition or Permitted Investment), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition or other Permitted Investment, (ii) both immediately before and after giving effect thereto, no Default or Event of Default shall exist and be continuing, (iii) if such Indebtedness is secured, the Lien constitutes a Permitted Lien pursuant to clause (i) of the definition thereof, (iv) such Indebtedness is not guaranteed by any Credit Party (other than a Person acquired in such Permitted Acquisition or Permitted Acquisition), (v) both before and after giving effect to the incurrence of such Indebtedness, the Credit Parties are in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.16 and Section 6.17, and (vi) the aggregate principal balance of such Indebtedness does not exceed $50,000,000 at any time outstanding;

vii.Indebtedness of Parent or any of its Subsidiaries with respect to letters of credit entered into in the ordinary course of business consistent with past practice;
viii.unsecured Indebtedness owed (i) by a Credit Party to another Credit Party (ii) by a Subsidiary of Parent that is not a Credit Party to another Subsidiary of Parent that is not a Credit Party, (iii) by a Credit Party to a Subsidiary of Parent that is not a Credit Party; provided, that, from and after the Closing Date, such Indebtedness shall be subject to the Intercompany Subordination Agreement; or (iv) by a Subsidiary of Parent that is not a Credit Party to a Credit Party; provided, that the advance of such Indebtedness under this clause (iv) is permitted under clause (o)(iv) of the definition of Permitted Investments;
ix.Indebtedness consisting of Contingent Obligations (i) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Credit Party, (ii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of another Subsidiary of Parent which is not a Credit Party, (iii) of a Subsidiary of Parent which is not a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Credit Party, or (iv) (A) of a Credit Party of lease obligations of a Subsidiary of Parent which is not a Credit Party or (B) of a Credit Party of Permitted Indebtedness (or obligations that are not Indebtedness) of a Subsidiary of Parent which is not a Credit Party, not to exceed, with respect to subclasses (A) and (B), $20,000,000 in the aggregate at any time outstanding;
x.[reserved];
xi.[reserved];
xii.Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent or any of its Subsidiaries, pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business consistent with past practice;
xiii.Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business consistent with past practice;
xiv.Indebtedness in respect of netting services or overdraft protection in connection with deposit or securities accounts in the ordinary course of business consistent with past practice;
xv.Indebtedness consisting of the financing of insurance premiums in the ordinary course of business consistent with past practice;
xvi.Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business consistent with past practice;
xvii.other Indebtedness in an aggregate amount outstanding at any time not to exceed $20,000,000; and
xviii.Permitted Refinancings of Indebtedness permitted in clauses (b) through (q) above; provided, that for purposes of clarity, the consummation of Permitted Refinancings referred to in this clause (s) shall not result in Permitted Indebtedness described in clauses (b) through (q) being reallocated to this clause (s) and otherwise providing additional capacity for Permitted Indebtedness under the current dollar-based baskets.

Notwithstanding the foregoing, (x) “Permitted Indebtedness” shall not include any Hedging Agreements other than those described in Section 4.22(b) hereof and those entered into in connection with a Permitted Bond Hedge Transaction and foreign exchange or interest rate hedging transactions not for speculative purposes and (y) the aggregate principal balance of Indebtedness incurred by Subsidiaries of Parent that are not Credit Parties at any time outstanding shall not exceed $20,000,000.
“Permitted Investments” means:
(a) Investments (including Investments in Subsidiaries) existing on the Effective Date and shown on Schedule 12.2 of the Disclosure Letter;
(b) Investments consisting of cash and Cash Equivalents;
(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent with past practice;
(d) subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;
(e) [reserved];
(f) Investments which are Permitted Transfers;
(g) Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business consistent with past practice, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;
(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business consistent with past practice;
(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business consistent with past practice; provided that this clause (i) shall not apply to Investments of any Credit Party in any of its Subsidiaries;
(j) joint ventures or strategic alliances consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;
(k) Investments in a Subsidiary of the Parent which is not a Credit Party that is required in order to consummate a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans, in each case, to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition, and the receipt of any non-cash consideration in a Permitted Acquisition), so long as (i) both before and after giving effect to such Investment, the Credit Parties are in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.16 and Section 6.17 and (ii) the aggregate Investments made pursuant to this clause (k), together with the Acquisition Consideration paid for Permitted Acquisitions described in clauses (c)(ii) and (d)(ii)(B) and (C) of the definition thereof, and amounts paid pursuant to clause (p) of the definition “Permitted Investment”, does not exceed $50,000,000 at any time outstanding;

(l) Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;
(m) Investments of any Person that (i) becomes a Subsidiary of Parent (or of any Person not previously a Subsidiary of Parent that is merged or consolidated with or into a Subsidiary of Parent in a transaction permitted hereunder) after the Closing Date, or (ii) are assumed after the Closing Date by any Subsidiary of Parent in connection with an acquisition of assets from such Person by such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (x) exists at the time such Person becomes a Subsidiary of Parent (or is merged or consolidated with or into a Subsidiary of Parent) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Parent (or merging or consolidating with or into a Subsidiary of Parent) or such acquisition of assets, and (z) such Investment would not otherwise result in a Default or Event of Default;
(n) Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business consistent with past practice;
(o) Investments by (i) any Credit Party in any other Credit Party, (ii) any Subsidiary of Parent which is not a Credit Party in another Subsidiary of Parent which is not a Credit Party, (iii) any Subsidiary of Parent which is not a Credit Party in any Credit Party and (iv) any Credit Party in any Subsidiary of Parent which is not a Credit Party, provided, that the aggregate consideration provided by Credit Parties for Investments pursuant to this clause (iv) (net of all dividends, distributions, returns of capital and payments on Indebtedness received by the Credit Parties from non-Credit Parties) shall not exceed $50,000,000;
(p) Without limiting the generality of clause (k) above, Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder; so long as (i) both before and after giving effect to such Investment, the Credit Parties are in compliance, on a pro forma basis, with the financial covenants set forth in Section 6.16 and Section 6.17 and (ii) the aggregate Investments made pursuant to this clause (p), together with the Acquisition Consideration paid for Permitted Acquisitions described in clauses (c)(ii), and (d)(ii)(B) and (C) of the definition thereof, does not exceed $50,000,000 at any time outstanding; and
(q) other Investments in an aggregate amount at any time not to exceed $20,000,000, so long as both immediately before and after giving effect to such Investment, no Default or Event of Default has occurred and is continuing;
provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if (x) any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively or (y) to the extent also constituting a Transfer, such Investment is not otherwise permitted under Section 6.1.
Notwithstanding the foregoing, “Permitted Investments” shall not include any Hedging Agreements other than those described in Section 4.22(b) hereof and those entered into in connection with a Permitted Bond Hedge Transaction and foreign exchange hedging transactions not for speculative purposes.
“Permitted Liens” means:

i.Liens in favor and for the benefit of the Agent and the other Secured Parties pursuant to any Loan Document;
ii.Liens existing on the Effective Date and set forth on Schedule 12.3 of the Disclosure Letter;
iii.Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with Applicable Accounting Standards;
iv.(i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any of its Subsidiaries, (iii) pledges and deposits in the ordinary course of business securing liability to landlords (including obligations in respect of letters of credit or bank guarantees for the benefit of landlords) or other contractual obligations and (iv) pledges or deposits to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;
v.Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;
vi.Liens (including the right of set-off) in favor of banks or other financial institutions arising in connection with deposit or securities accounts held at such institutions; provided that such Liens are not given in connection with the incurrence of Indebtedness and relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business consistent with past practice in connection with the establishment or maintenance of such accounts; provided, further, that such Liens are within the general parameters customary in the banking industry;
vii.Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business consistent with past practice or (ii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business consistent with past practice;
viii.Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any Acquisition, Investment or other acquisition of assets or property not otherwise prohibited under this Agreement;
ix.Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Parent, in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary of Parent, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under clause (g) of the definition of Permitted Indebtedness;
x.Liens securing Indebtedness permitted under clause (d) and (s) (solely with respect to Permitted Refinancings of Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness”) of the definition of “Permitted Indebtedness”, so long as such Liens do not at any time encumber property other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits;
xi.rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Equity Interests of any joint venture or other Persons that are not Subsidiaries;
xii.to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with an Acquisition or any other Investment;
xiii.licenses, sublicenses, leases or subleases (other than relating to Intellectual Property) granted to others in the ordinary course of business consistent with past practice not interfering in any material respect with the business of any Credit Party or any of its Subsidiaries;
xiv.Liens on cash or other current assets pledged to secure: (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products or (ii) letters of credit or bank guarantees or (iii) hedging transactions described in Section 4.22(b) hereof or any Permitted Bond Hedge Transaction and foreign exchange hedging transactions not for speculative purposes entered into after the Closing Date;
xv.[reserved];
xvi.Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials, architects’ and repairmen’s Liens, and other like Liens;
xvii.other Liens, provided that the aggregate outstanding amount of Indebtedness secured thereby shall not exceed $20,000,000 at any time; and
xviii.the modification, replacement, extension or renewal of the Liens described in clauses (a) through (p) above, but any such modification, replacement, extension or renewal must be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and the principal amount of any Indebtedness secured by such modification, replacement, extension or renewal may not increase other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection with the same; provided, however, that to the extent any of the foregoing Liens secure Indebtedness of a Credit Party, such Liens shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.
“Permitted Negative Pledges” means:
i.prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

ii.prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;
iii.prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent in good faith);
iv.customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;
v.prohibitions or limitations imposed by Requirements of Law;
vi.prohibitions or limitations that exist as of the Effective Date under Indebtedness existing on the Effective Date, other than the Existing Indebtedness;
vii.customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
viii.customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
ix.customary net worth provisions set forth in real property leases entered into by Subsidiaries of Parent, so long as such net worth provisions would not reasonably be expected to impair the ability of Parent or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);
x.customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Parent or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);
xi.restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;
xii.prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Parent or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);

xiii.prohibitions or limitations imposed by any Loan Document;
xiv.customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
xv.limitations imposed with respect to any license acquired in a Permitted Acquisition;
xvi.customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
xvii.prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness” so long as such prohibitions or limitations do not apply to any property other than the property financed by such Indebtedness; and
xviii.prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of maturity of Permitted Indebtedness that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended (plus interest, fees, premiums and penalties related thereto), (b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any property or assets other than the collateral securing the Indebtedness being refinanced or extended (and for the avoidance of doubt, if the Indebtedness being refinanced or extended is unsecured, such refinancing or extension Indebtedness shall be unsecured), (e) the borrower of which is the same as the borrower of the Indebtedness being refinanced or extended, (f) to the extent guaranteed, the guarantors of which are the same as the guarantors of the Indebtedness being refinanced or extended, (g) if such Indebtedness being modified or extended is secured by Liens that are contractually subordinated in right of security to the Liens securing the Obligations, is contractually subordinated in right of security to the Liens securing the Obligations and subject to an intercreditor agreement reasonably satisfactory to the Agent, (h) if such Indebtedness being modified or extended is contractually subordinated in right of payment to the Obligations, is contractually subordinated in right of payment to the Obligations and subject to an intercreditor agreement or subordination agreement reasonably satisfactory to the Agent, and (i) is otherwise on terms no less favorable to the Credit Parties and their respective Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.
“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:
i.prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;

ii.prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;
iii.prohibitions or limitations relating to Permitted Indebtedness, in the case of each such agreement if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent in good faith);
iv.customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business consistent with past practice;
v.prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business consistent with past practice that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
vi.prohibitions or limitations imposed by Requirements of Law;
vii.prohibitions or limitations that exist as of the Closing Date under Indebtedness existing on the Effective Date;
viii.customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
ix.customary provisions in shareholders’ agreements, joint venture agreements, organizational documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
x.customary net worth provisions set forth in real property leases entered into by Subsidiaries of Parent, so long as such net worth provisions would not reasonably be expected to impair the ability of Parent or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);
xi.customary net worth provisions set forth in customer agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions would not reasonably be expected to impair the ability of Parent or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Parent in good faith);
xii.restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business consistent with past practice that are not otherwise prohibited under this Agreement or any other Loan Document;
xiii.prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Parent or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
xiv.prohibitions or limitations imposed by any Loan Document;
xv.customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited by this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
xvi.customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business consistent with past practice, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
xvii.prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in any of clause (d) of the definition of “Permitted Indebtedness”; and
xviii.prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (p) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Transfers” means:
1.Transfers of all or any portion of the Gene Therapy Portfolio; provided, that (x) both immediately before and after giving effect to any such Transfer, no Default or Event of Default has occurred and is continuing, (y) in no event shall the Gene Therapy Portfolio be Transferred to a Subsidiary that is not a Credit Party other than pursuant to (i) a non-exclusive license or (ii) an exclusive license that is exclusive only with respect to a territory outside of the United States, the United Kingdom, France, Germany, Spain or Italy; provided, further, that no such license described in clause (i) or (ii) shall prohibit or otherwise restrict the licensee from granting a security interest to the Agent in such licensee’s interest in such license in a manner enforceable under Requirements of Law, except to the extent the licensor of such license is otherwise prohibited from permitting such security interest;
2.Transfers of Inventory in the ordinary course of business consistent with past practice;
3.Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of Parent exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;
4.Transfers which are Permitted Liens, Permitted Investments or Permitted Distributions;
5.Transfers of cash and Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

6.Transfers (i) between or among Credit Parties, provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor and for the benefit of the Agent and the other Secured Parties are taken contemporaneously with the completion of any such transfer, and (ii) between or among non-Credit Parties;
7.the sale or issuance of Equity Interests of any Subsidiary of Parent to any Credit Party or Subsidiary, provided, that (x) any such sale or issuance by a Credit Party (other than the Borrower) shall be to another Credit Party and (y) any such sale or issuance by the Borrower shall be to Parent;
8.the sale or discount without recourse of accounts receivable arising in the ordinary course of business consistent with past practice in connection with the compromise or collection thereof;
9.any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (other than in relation to the Product) that Parent reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business consistent with past practice and that (ii) would not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Secured Parties under any Loan Document in any material respect;
10.Transfers by Parent or any of its Subsidiaries pursuant to: (i) a non-exclusive license of (or grant of a covenant not to sue with respect to) Intellectual Property or a non-exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights to third parties; (ii) an exclusive license of (or grant of a covenant not to sue with respect to) Intellectual Property or an exclusive grant of development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale or similar commercial rights, to third parties, in each case, solely with respect to portions of the Territory outside the United States, the United Kingdom, France, Germany, Spain or Italy; (iii) a non-exclusive license of (or grant of a covenant not to sue with respect to) technology or Intellectual Property to third parties for developing technology or providing technical support; and (iv) a non-exclusive or an exclusive manufacturing license to third parties in the ordinary course of business consistent with past practice;
11.Subject to Section 11.20, intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights (i) between or among the Credit Parties, or (ii) between or among the Credit Parties and Subsidiaries that are not Credit Parties entered into prior to the Effective Date, and renewals, replacements and extensions thereof (including additional licenses or grants in relation to new territories outside the United States, the United Kingdom, France, Germany, Spain or Italy) that are on comparable terms and entered into in the ordinary course of business consistent with past practice); provided, that with respect to any such intercompany license or grant of rights pursuant to clause (ii), such license may only be exclusive with respect to territory;
12.[reserved]; and
13.other Transfers, provided that (x) the aggregate fair market value (reasonably determined in good faith by a Responsible Officer of Parent) of the properties or assets Transferred pursuant to this clause (m) shall not exceed $20,000,000 in the aggregate; and (y) both immediately before and after giving effect to any such Transfer, no Default or Event of Default has occurred and is continuing.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Parent’s common stock (or other securities or property following a merger event or other change of the common stock of Parent) sold by Parent substantially contemporaneously with any purchase by Parent of a related Permitted Bond Hedge Transaction, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Plan” means any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Parent or its Subsidiaries or any of their respective ERISA Affiliates or with respect to which Parent or its Subsidiaries are subject to liability (including under Section 4069 of ERISA).
“Prepayment Premium” means:
1.during the period of time from and after the Closing Date up to (and including) the date that is the second anniversary of the Closing Date, an amount equal to the greater of (i) the Make Whole Premium and (ii) three percent (3.00%) of the principal amount of the Term Loan prepaid (or in the case of a Prepayment Premium Trigger Event occurring under clauses (a)(ii), (b), (c) or (d) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders;
2.during the period of time after the date that is the second anniversary of the Closing Date up to (and including) the date that is the third anniversary of the Closing Date, an amount equal to three percent (3.00%) of the principal amount of the Term Loan prepaid (or in the case of a Prepayment Premium Trigger Event occurring under clauses (a)(ii), (b), (c) or (d) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders;
3.during the period of time after the date that is the third anniversary of the Closing Date up to (and including) the date that is the fourth anniversary of the Closing Date, an amount equal to two percent (2.00%) of the principal amount of the Term Loans prepaid (or in the case of a Prepayment Premium Trigger Event occurring under clauses (a)(ii), (b), (c) or (d) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders; and
4.after the date that is the fourth anniversary of the Closing Date, zero.
“Prepayment Premium Trigger Event” means:
1.(a) any prepayment or repayment by any Credit Party of all, or any part, of the principal balance of the Term Loan for any reason (including, but not limited to, any optional or voluntary prepayment or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (i) the occurrence and continuation of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; provided, that any payment required to be made pursuant to Section 2.2(b)(i) or Section 2.2(c)(iv) (relating solely to an Event of Loss) and any payment made pursuant to Section 2.2(c)(i) in respect of a Tax-Related Cancellation and Prepayment shall not constitute a Prepayment Premium Trigger Event;
2.(b) the acceleration of the Obligations pursuant to Section 8.1, for any reason, including, but not limited to, acceleration as a result of the occurrence of an Event of Default pursuant to Section 7.5 including as a result of the commencement of any Insolvency Proceeding;

3.(c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any institution of Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any institution of any Insolvency Proceeding to the Agent, for the account of the Secured Parties, in full or partial satisfaction of the Obligations; or
4.(d) the termination of this Agreement for any reason.
5.For purposes of the definition of the term Prepayment Premium, if a Prepayment Premium Trigger Event occurs under and only under clause (a)(ii), (b), (c) or (d) above, the entire outstanding principal amount of the Term Loan shall be deemed to have been prepaid on the date on which such Prepayment Premium Trigger Event occurs.
“Prime Rate” means for any day, the rate of interest in effect for such day as published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), shall choose a reasonable comparable index or source to use as the basis for the Prime Rate.
“Product” means, collectively, (a) (i) 1-deoxygalactonojirimycin (migalastat), (ii) pharmaceutical forms of migalastat such as, but not limited to, migalastat hydrochloride, (iii) GALAFOLD®, (iv) any successor to GALAFOLD® and (iv) any other product that includes any of clauses (i) through (iv); and (b) Cipaglucosidase Alfa/Miglustat.
“Product IP” means any and all Intellectual Property that is material to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory, as it exists from time to time in the United States and throughout the world, including, without limitation: (a) Intellectual Property set forth in Schedule 1(b) of the Disclosure Letter and improvements, continuations, continuations-in-part, divisionals, provisionals or any substitute applications, any patent issued with respect to any such Intellectual Property, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory; (d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and (e) regulatory filings, submissions and approvals related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Product in the Territory and all data provided in any of the foregoing, including any material regulatory exclusivities relating to the Product in the Territory such as new chemical entity exclusivity or orphan drug exclusivity in the U.S., and their equivalents in counterpart foreign jurisdictions.
“PSC Register” means “PSC Register” within the meaning of section 790C(10) of the Companies Act 2006.

“PSC Registrable Person” means a “registrable person” or “registrable relevant legal entity”.
“Public Health Law” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation or investigation, product approval or clearance manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any drug, medical device, food, dietary supplement, or other product (including any ingredient or component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug and Cosmetic Act (21 U.S.C. et seq.) and similar state or foreign laws, pharmacy laws, or consumer product safety laws.
“Recipient” is defined in Section 2.6(g)(ii).
“Register” is defined in Section 2.8(a).
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Regulation” is defined in Section 13.2
“Regulatory Action” means an administrative or regulatory action, proceeding, investigation or non-routine inspection, FDA Form 483 inspectional observation or other formal notice of serious deficiencies, warning letter, untitled letter, notice of violation letter, recall, alert, seizure, Section 305 notice or other similar communication, or consent decree issued by a Regulatory Agency.
“Regulatory Agency” means a U.S. Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals and counterpart foreign governmental authorities.
“Regulatory Approval” means all approvals, product or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale, or sale of the Product.
“Rejected Amount” is defined in Section 2.2(e).
“Rejecting Lender” is defined in Section 2.2(e).
“Rejection Deadline” is defined in Section 2.2(e).
“Rejection Notice” is defined in Section 2.2(e).
“Relevant Party” is defined in Section 2.6(g)(ii).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater, in each case, in the United States.

“Required Lenders” means, at any date of determination, Lenders then holding more than fifty percent (50%) of the aggregate outstanding principal balance of the Term Loan; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders.
“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Health Care Laws, FDA Laws and all applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority), in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Responsible Officers” means, (i) with respect to Parent or the Borrower, collectively, the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer of Parent or Borrower, and, (ii) with respect to the Borrower, a Director of the Borrower.
“Restricted License” means any material license or other agreement of the kind or nature subject or purported to be subject from time to time to a Lien under any Collateral Document, with respect to which a Credit Party is the licensee, (a) that prohibits or otherwise restricts such Credit Party from granting a security interest in such Credit Party’s interest in such license or agreement in a manner enforceable under Requirements of Law, or (b) for which a breach of or default under could interfere with the Agent’s right to sell any Collateral.
“SEC” shall mean the Securities and Exchange Commission and any analogous Governmental Authority.
“Secured Parties” means the Agent, any Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the Security Agreement, dated as of the Closing Date, by and among the Credit Parties and the Agent, in form and substance substantially similar to Exhibit F attached hereto or in such form or substance as the Credit Parties and the Agent may otherwise agree.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value), on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business consistent with past practice and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Disputes” is defined in Section 4.6(i).
“Specified Intercompany Agreements” mean (i) that certain Initial Platform Contribution Transaction Agreement, dated as of December 23, 2015, by and between Parent and U.K. OpCo, (ii) that certain Research and Development Cost Sharing Agreement, dated as of December 23, 2015, by and between Parent and U.K. OpCo, (iii) that certain Platform Contribution Transaction Agreement, dated as of June 23, 2016, by and between Parent and U.K. OpCo, and (iv) that certain Amendment to Research and Development Cost Sharing Agreement, dated as of June 23, 2016, by and between Parent and U.K. OpCo, and, in each case with respect to clauses (i) through (iv), as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.
“Stock Acquisition” means the purchase or other acquisition by Parent or any of its Subsidiaries of any or all of the Equity Interests (by merger, stock purchase or otherwise) of any other Person.
“Subject Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is organized, incorporated or formed under the laws of the United Kingdom, the United States or any state thereof.
“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party (including any Indebtedness incurred in connection with any Permitted Acquisition or other Permitted Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full, in cash in immediately available funds, and Borrower has no further right to obtain any Credit Extension hereunder pursuant to a subordination or other similar agreement that is in form and substance reasonably satisfactory to the Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Agent); (b) except as permitted by clause (d) below or otherwise permitted by Section 6.10, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before the date that is 180 days following the Term Loan Maturity Date; (c) does not include covenants and agreements (other than with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements in the Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Parent in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to the final maturity thereof except in the case of an event of default or change of control (or the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a).

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.
“Supplier” is defined in Section 2.6(g)(ii).
“Tax” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax-Related Cancellation and Prepayment” is defined in Section 2.2(c).
“Term Loan” is defined in Section 2.2(a)(i).
“Term Loan Commitment” with respect to each Lender, the commitment of each such Lender of the Term Loan to make the Term Loan hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Annex 1. The aggregate amount of the Lenders’ Term Loan Commitments on the Closing Date is $400,000,000.
“Term Loan Maturity Date” means the sixth anniversary of the Closing Date.
“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Territory” means, with respect to the Product, anywhere in the world in which the Product has been approved, or which approval is being sought, by the relevant Governmental Authority, or in which any activities have been undertaken with respect to the commercialization of the Product, including (a) advertising, promoting, marketing, offering, selling, importing, exporting, transporting, and distributing the Product, (b) strategic marketing or sales force detailing, educating, and liaising with the medical community, (c) obtaining necessary licenses and authorization from applicable Governmental Authorities, (d) interacting with the FDA and other Governmental Authorities regarding any of the foregoing, (e) producing, manufacturing or supplying the Product; and (f) activities relating to prosecution and maintenance of Product IP.
“Third Party IP” is defined in Section 4.6(l).
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to a Person of any right to use any Trademark.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.

“Transfer” is defined in Section 6.1.
“Treasury Rate” means, as of the date any Term Loan is prepaid (or in the case of a Prepayment Premium Trigger Event occurring under clauses (a)(ii), (b), (c) or (d) of the definition thereof, deemed to be prepaid), the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such prepayment (or deemed prepayment) date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the prepayment date to the second anniversary of the Closing Date; provided, however, that, if the period from the prepayment (or deemed prepayment) date to the second anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Treasury Regulations” means the regulations promulgated pursuant to the IRC.
“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
“U.K. Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“U.K. Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the relevant Lender to the Borrower or the Agent.
“U.K. Credit Parties” means the Borrower, U.K. OpCo, U.K. Operations and any other Credit Party incorporated in England and Wales”.
“U.K. Crown Immune Entity” means an entity in respect of which the Borrower has received a direction from H.M. Revenue & Customs stating that such Obligor is permitted to make payments of interest to that Lender without deducting amounts in respect of UK income tax where such direction is on account of crown immunity.
“U.K. CTA” means the United Kingdom Corporation Tax Act 2009.
“U.K. Excluded Taxes” means Taxes imposed by the United Kingdom on interest (a) that would not have arisen if the Person beneficially entitled to the payment to which such Taxes relate had been a U.K. Qualifying Lender, but on the date on which the payment is made such recipient is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the date such recipient became a Lender in (or in the interpretation, administration, or application of) any law or U.K. Treaty or any published practice or published concession of any relevant taxing authority, (b) in circumstances where an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the U.K. ITA which relates to a payment to which such Taxes relate, and the payment could have been made to the recipient without any such Taxes if that Direction had not been made, or (c)

in circumstances where a Lender has not given a U.K. Tax Confirmation to the Borrower and the payment to which such Taxes relate could have been made without any such Taxes if such Lender had given a U.K. Tax Confirmation to the Borrower, on the basis that the U.K. Tax Confirmation would have enabled the U.K. Credit Party making such payment to have formed a reasonable belief that such payment was an “excepted payment” for the purpose of section 930 of the U.K. ITA.
“U.K. HMRC DT Treaty Passport Scheme” means the H.M. Revenue and Customs Double Taxation Treaty Passport scheme as it operates at the date of this Agreement.
“U.K. ITA” means the United Kingdom Income Tax Act 2007.
“U.K. OpCo” means Amicus Therapeutics UK Limited, a private limited company incorporated under the laws of England and Wales with company number 05541527.
“U.K. Operations” means Amicus Therapeutics UK Operations Limited, a private limited company incorporated under the laws of England and Wales with company number 12148755.
“U.K. Qualifying Lender” means a Lender that is beneficially entitled to interest payable to such Lender in respect of a Loan and is (a) a Lender which is a bank (as defined for the purpose of section 879 of the U.K. ITA) making a Loan and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such Loan or would be within such charge as respects such payments apart from section 18A of the U.K. CTA, (b) a Lender in respect of a Loan made by a Person that was a bank (as defined for the purpose of section 879 of the U.K. ITA) at the time that such Loan was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of such Loan, (c) a Lender that is (i) a company resident in the United Kingdom for United Kingdom tax purposes, (ii) a partnership each member of which is either (A) a company so resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of that Loan that falls to it by reason of Part 17 of the U.K. CTA, or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Loan in computing the chargeable profits (within the meaning of section 19 of the U.K. CTA) of that company, (d) a U.K. Treaty Lender, or (e) a U.K. Crown Immune Entity.
“U.K. Tax Confirmation” means a written confirmation by a Lender that the Person beneficially entitled to interest payable to such Lender in respect of a Loan is (a) a company resident in the United Kingdom for United Kingdom tax purposes, (b) a partnership each member of which is either a company so resident in the United Kingdom or a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of such Loan that falls to it by reason of Part 17 of the U.K. CTA, or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of such Loan in computing the chargeable profits (within the meaning of section 19 of the U.K. CTA) of that company.
“U.K. Treaty” means a double taxation agreement with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“U.K. Treaty Lender” means a Lender that (a) is treated as a resident of a U.K. Treaty State for the purposes of the relevant U.K. Treaty, (b) does not carry on a business in the United Kingdom through a permanent establishment with which such Lender’s participation in the applicable Loan is effectively connected and (c) meets all requirements in the relevant U.K. Treaty for full exemption from tax imposed by the United Kingdom on interest assuming the completion of any procedural process.
“U.K. Treaty State” means a jurisdiction having a U.K. Treaty.
“United Kingdom” or “U.K.” means the United Kingdom of Great Britain and Northern Ireland.
“United States” or “U.S.” means the United States of America, its fifty (50) states and the District of Columbia.
“U.S. Credit Party” means any Credit Party organized in the United States.
“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and any national legislation implementing that Directive or any predecessor to it or supplemental to that Directive; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or the United Kingdom, in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.
“voting Equity Interests” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests of such issuer entitled to vote.
“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means:
xix.in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
xx.in relation to any other applicable Bail-In Legislation:
xviii.any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
xix.any similar or analogous powers under that Bail-In Legislation; and

xxi.in relation to any U.K. Bail-In Legislation:
i.any powers under that U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that U.K. Bail-In Legislation that are related to or ancillary to any of those powers; and
ii.any similar or analogous powers under that U.K. Bail-In Legislation.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.
Amicus Therapeutics International Holding Ltd,
as Borrower

By: /s/ Steven Green
Name:  Steven Green
Title: Director

Signature Page to Loan Agreement

EXECUTION VERSION
AMICUS THERAPEUTICS, INC.,
as Parent and an additional Credit Party
By: /s/ John F. Crowley
Name: John F. Crowley
Title: Chief Executive Officer
CALLIDUS BIOPHARMA, INC.,
as an additional Credit Party
By: /s/ Daphne Quimi
Name:  Daphne Quimi
Title: Vice President and Treasurer
SCIODERM, INC.,
as an additional Credit Party
By: /s/ Bradley L. Campbell
Name: Bradley L. Campbell
Title: President
MIAMED, INC.,
as an additional Credit Party
By: /s/ Daphne Quimi
Name:  Daphne Quimi
Title: Treasurer

EXECUTION VERSION
AMICUS THERAPEUTICS US, INC.,
as an additional Credit Party
By: /s/ Bradley L. Campbell
Name: Bradley L. Campbell
Title: President
AMICUS BIOLOGICS, INC.,
as an additional Credit Party

By: /s/ Daphne Quimi
Name:  Daphne Quimi
Title: Treasurer
CELENEX, INC.,
as an additional Credit Party

By: /s/ Daphne Quimi
Name:  Daphne Quimi
Title: Vice President & Treasurer

AMICUS THERAPEUTICS UK LIMITED,
as an additional Credit Party
By: /s/ Steven Green
Name: Steven Green
Title: Director

Amicus Therapeutics UK Operations Limited,
as an additional Credit Party

By: /s/ Steven Green
Name: Steven Green
Title: Director
Signature Page to Loan Agreement

HAYFIN SERVICES LLP,
as Agent

By: /s/ Vikas Mehta
Name: Vikas Mehta
Title: Authorized Signatory

Signature Page to Loan Agreement

Signed for and on behalf of HAYFIN DLF III LUXCO 1 SARL,
as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signed for and on behalf of HAYFIN SAPPHIRE IV CO-INVEST LUXCO SCA, as a Lender
acting by its managing shareholder Hayfin Sapphire IV Luxco Sarl

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signed for and on behalf of HAYFIN SAPPHIRE IV LUXCO SCA,
as a Lender
acting by its managing shareholder Hayfin Sapphire IV Luxco Sarl

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signature Page to Loan Agreement

Signed for and on behalf of SC HCM EU PD SARL,
as a Lender
acting by its manager Hayfin Capital Management LLP

By: /s/ Vikas Mehta
Name: Vikas Mehta
Title: Authorized Signatory

Signed for and on behalf of HAYFIN BIG CYPRESS LUXCO SARL,
as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signed for and on behalf of HAYFIN OPAL III LP,
as a Lender
acting by it general partner Hayfin Opal III GP Limited

By: /s/ Vikas Mehta
Name: Vikas Mehta
Title: Authorized Signatory

Signed for and on behalf of HAYFIN REST LUXCO S.À R.L.,
as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signature Page to Loan Agreement

Signed for and on behalf of HAYFIN PT LUXCO 2 S.À R.L.,
as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signed for and on behalf of HF QCM LUXCO 2 S.À R.L.,
as a Lender

By: /s/ Delphine Atard
Name: Delphine Atard
Title: Authorized Signatory

Signed for and on behalf of HAYFIN GARNET LUXCO SARL,
as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signed for and on behalf of INFINITY HOLDCO PRIVATE DEBT II SARL, as a Lender

By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Signature Page to Loan Agreement

Signed for and on behalf of HAYFIN CHIEF LUXCO SARL,
as a Lender
By: /s/ John Molloy
Name: John Molloy
Title: Authorized Signatory

Attachments to Loan Agreement
Omitted pursuant to Regulation S-K Item 601(a)(5)

1.Annex 1 – Term Loan Commitment
2.Annex 2 – Lender Passport Scheme Reference Numbers
3.Exhibit A – Payment/Advance Form
4.Exhibit B – Form of Term Loan Note
5.Exhibit C – Form of Borrowing Notice
6.Exhibit D – Form of Consolidated Revenue Compliance Certificate
7.Exhibit E – Form of Liquidity Compliance Certificate
8.Exhibit F – Form of Security Agreement (and annexes thereto)
9.Exhibit G – Form of Assignment and Assumption (and annex thereto)